================================================================================

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement           / /  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material under Rule 14a-12


                               E*TRADE GROUP, INC.
                 -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

       ------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------
(5)  Total fee paid:

     ---------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

     ---------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------

(3)  Filing Party:

     ---------------------------------------------------------------

(4)  Date Filed:

     ---------------------------------------------------------------

                           [COMPANY LOGO APPEARS HERE]
                                ----------------

      NOTICE OF ANNUAL MEETING OF SHAREOWNERS TO BE HELD DECEMBER 21, 2000

                                ----------------

TO OUR SHAREOWNERS:

     You are cordially invited to attend the Annual Meeting of Shareowners of E*TRADE Group, Inc. ("E*TRADE" or the "Company"), which will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Bordeaux Room, Redwood City, California 94065 on December 21, 2000 at 10:00 a.m. local time, for the following purposes:

     1.   To elect three directors to the Board of Directors;

     2. To approve a 14,923,512 share increase in the maximum number of shares of Common Stock reserved for issuance under the Company's 1996 Stock Incentive Plan (the "1996 Plan");

     3. To approve an additional amendment to the 1996 Plan to automatically increase the number of shares reserved for issuance under the 1996 Plan in each of the four years beginning in 2002;

     4. To approve an additional amendment to the 1996 Plan to increase the annual maximum number of shares allowed to be granted to any one participant from 2,000,000 shares to 6,000,000 shares;

     5.   To approve a new performance-based bonus plan;

     6. To consider and vote upon a proposal to ratify the selection of Deloitte & Touche LLP as independent public accountants for the Company for fiscal year 2001; and

     7. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on November 6, 2000 as the record date for determining those shareowners who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

     Representation of at least a majority of all outstanding shares of Common Stock and Series A Preferred Stock of the Company, voting together as a single class, is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. If you elected to receive the Annual Report and Proxy Statement electronically over the Internet, you will not receive a paper proxy card and we encourage you to vote online, unless you cancel your enrollment. If your shares are held in a bank or brokerage account and you did not elect to receive the materials through the Internet, you may still be eligible to vote your shares electronically. Your proxy may be revoked at any time prior to the time it is voted.

         Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

     All shareowners are invited to attend the meeting. Details and directions to the Hotel Sofitel may be found at WWW.ETRADE.COM/SHAREOWNERS. Although you are not required to do so, we ask that you register in advance at www.etrade.com/shareowners (username: shareowner; password: etrade2000) so that we may plan for the appropriate number of attendees. If you do not have Internet access, please call (650) 331-5397 to let us know that you will be attending.


                                               Very truly yours,



                                               /s/ Christos M. Cotsakos

                                               Christos M. Cotsakos
                                               Chairman of the Board and Chief
                                               Executive Officer

November 22, 2000
Menlo Park, California

          SHAREOWNERS SHOULD READ THE ENTIRE PROXY STATEMENT CAREFULLY
                        PRIOR TO RETURNING THEIR PROXIES

                                ----------------

                                PROXY STATEMENT

                                       FOR
                        ANNUAL MEETING OF SHAREOWNERS OF
                               E*TRADE GROUP, INC.

                                ----------------

                          TO BE HELD DECEMBER 21, 2000

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of E*TRADE Group, Inc. ("E*TRADE" or the "Company") of proxies to be voted at the Annual Meeting of Shareowners which will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Bordeaux Room, Redwood City, California 94065 on December 21, 2000 at 10:00 a.m. local time, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This Proxy Statement and the proxy card were first mailed to shareowners on or about November 22, 2000. The principal executive offices of E*TRADE are located at 4500 Bohannon Drive, Menlo Park, California 94025.

                         VOTING RIGHTS AND SOLICITATION

     The close of business on November 6, 2000 is the record date for shareowners entitled to notice of, and to vote at, the Annual Meeting. As of that date, E*TRADE had 306,586,119 shares of Common Stock, $.01 par value per share (the "Common Stock"), issued and outstanding, and one (1) share of Series A Preferred Stock, $.01 par value per share (the "EGI Special Voting Share"), issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and shareowners of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon. The EGI Special Voting Share is entitled to vote at the Annual Meeting together with the Common Stock of the Company as a single class. The EGI Special Voting Share is entitled to up to that number of votes equal to the number of Exchangeable Shares of EGI Canada Corporation (the "Exchangeable Shares") outstanding on the record date, other than those Exchangeable Shares held by E*TRADE or its affiliates. The number of Exchangeable Shares outstanding as of the record date, excluding those shares held by E*TRADE or its affiliates, is 4,048,236 and therefore the EGI Special Voting Share is entitled to 4,048,236 votes.

     Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to E*TRADE will be voted at the Annual Meeting of Shareowners in accordance with the shareowners' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of directors as described herein under "Proposal 1 -- Election of Directors," FOR the proposal to increase the shares available for issuance under the 1996 Plan as described herein under "Proposal 2 -- Approval of Amendment to the Company's 1996 Stock Incentive Plan," FOR the proposal to approve an additional amendment to automatically increase the number of shares reserved for issuance under the 1996 Plan for calendar year 2002 and subsequent years as described herein under "Proposal 3 -- Approval of Additional Amendment to the 1996 Stock Incentive Plan to Automatically Increase the Number of Shares Available in Each of the Four Years Beginning in 2002," FOR an additional amendment to the 1996 Plan to increase the annual maximum number of shares allowed to be granted to any one participant as described herein under "Proposal 4 -- Approval of Additional Amendment to the Company's 1996 Stock Incentive Plan to Increase Annual Maximum Number of Shares Granted to Any One Participant," FOR the approval of the E*TRADE Bonus Plan as described herein under "Proposal 5 -- Approval of a New Performance-Based Bonus Plan," and FOR ratification of the selection of accountants as described herein under "Proposal 6 -- Ratification of Selection of Independent Public Accountants."

     Voting rights under the EGI Special Voting Share will be exercised by Montreal Trust Company of Canada, as trustee for the holders of Exchangeable Shares in accordance with instructions duly received from holders of Exchangeable Shares. To the extent that no such instructions are received, such voting rights will not be exercised.

     Election of directors by shareowners shall be determined by a plurality of the votes cast by the shareowners entitled to vote at the election who are present in person or represented by proxy. The approval of the proposal to increase the number of shares reserved for issuance under the 1996 Plan, the proposal to approve the additional amendment to automatically increase the shares reserved for issuance under the 1996 Plan in each of the four years beginning in 2002, the proposal to increase the annual maximum number of shares allowed to be granted to any one participant under the 1996 Plan, the proposal to approve the E*TRADE performance-based bonus plan, and the proposal to ratify the selection of accountants each require a majority of the votes cast to be affirmative. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to shareowners, whereas broker non-votes are not counted in tabulations of the votes cast on proposals presented to shareowners.

     Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any shareowner has the right to revoke his or her proxy at any time before it is voted.

     The entire cost of soliciting proxies will be borne by the Company. The Company has retained the services of Innisfree M&A Incorporated ("Innisfree") to assist in the solicitation of proxies. Innisfree will receive a fee from the Company for services rendered of approximately $15,000, plus out-of-pocket expenses. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally, through the Internet or by telephone, facsimile, telegraph or special letter by officers and other E*TRADE associates for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock and holders of the Exchangeable Shares, and such persons may be reimbursed for their expenses.

                     VOTING ELECTRONICALLY VIA THE INTERNET

     Holders of E*TRADE Common Stock may vote via the Internet at the www.ProxyVote.com Web site up until 11:59 p.m. EST on December 20, 2000. (Electronic voting for the holders of Exchangeable Shares is not available so if you are a holder of Exchangeable Shares, please follow the voting instructions provided with your shareowner materials.) The Internet voting procedures are designed to authenticate the shareowner's identity and to allow shareowners to vote their shares and confirm that their instructions have been properly recorded. If you would like to receive future shareowner materials electronically, please enroll after you complete your voting process on www.ProxyVote.com.

     Please refer to the proxy card enclosed herewith for voting instructions. If your voting form does not provide for voting via the Internet or you choose not to vote over the Internet, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided herewith.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Three directors are currently standing for re-election to the E*TRADE Board of Directors. The members of the Board of Directors are grouped into three classes, one of which is elected at each Annual Meeting of Shareowners, to hold office for a three-year term and until successors of such class have been elected and qualified. The nominees for the Board of Directors are set forth below. In the absence of contrary instructions, the proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees for director listed below. In the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

NOMINEES TO BOARD OF DIRECTORS

------------------------- --------------------------------------- ------------------ --------------------- ------
NAME                      PRINCIPAL OCCUPATION                    DIRECTOR SINCE     CLASS AND YEAR IN     AGE
                                                                                     WHICH TERM WILL
                                                                                     EXPIRE
------------------------- --------------------------------------- ------------------ --------------------- ------
Ronald D. Fisher          Vice-Chairman, SOFTBANK Holdings Inc.         2000               Class II         53
                                                                                         Fiscal 2004
------------------------- --------------------------------------- ------------------ --------------------- ------
William E. Ford           Partner, General Atlantic Partners,           1995               Class II         39
                          LLC                                                            Fiscal 2004
------------------------- --------------------------------------- ------------------ --------------------- ------
George Hayter             Partner, George Hayter Associates             1995               Class II         62
                                                                                         Fiscal 2004
------------------------- --------------------------------------- ------------------ --------------------- ------

     RONALD D. FISHER has been a director of the Company since October 2000. He was appointed to fill the vacancy left by Mr. Masayoshi Son's departure from the Board of Directors. Mr. Fisher is Vice-Chairman of SOFTBANK Holdings, Inc. where he oversees all of SOFTBANK's activities outside of Asia. He joined SOFTBANK in October of 1995. From January 1990 through September 1995, Mr. Fisher was the Chief Executive Officer of Phoenix Technologies, Ltd., a company that develops and markets system software for personal computers. Mr. Fisher joined Phoenix Technologies from Interactive Systems Corporation, a UNIX software company that was purchased by Eastman Kodak Company in 1988. At Interactive Systems Corp., he served as the company's President, Chief Operating Officer and ultimately its Chief Executive Officer. Mr. Fisher serves as a director of SOFTBANK Corporation, Japan; Global Sports, Inc., a publicly-traded developer and operator of e-commerce sporting goods businesses; InsWeb Corporation, a publicly-traded online insurance company that enables consumers to shop online and obtain quotes for insurance products; Key3media Group, Inc., a publicly-traded producer, manager and promoter of tradeshows and other events for the information technology industry; and PeoplePC, Inc., a publicly-traded provider of computer products and services. Mr. Fisher received a Bachelor of Commerce degree from the University of Witwatersand, South Africa, and an MBA from Columbia University.

     WILLIAM E. FORD has been a director of the Company since September 1995. Mr. Ford is a managing member of General Atlantic Partners, LLC ("GAP LLC") and has been with GAP LLC (or its predecessor) since July 1991. From August 1987 to July 1991, Mr. Ford was an associate with Morgan Stanley & Co., Incorporated. Mr. Ford is also a director of Priceline.com, a publicly-traded buyer-driven e-commerce company whose "demand collection system" enables consumers to use the Internet to save money on a wide range of products and services; Tickets.com, a publicly-traded provider of entertainment tickets, event information and related products and services through the Internet, retail stores, telephone sales centers and interactive voice response systems; Eclipsys Corporation, a provider of clinical, financial and administrative software solutions to the health care industry; Prime Response, Inc. a provider of integrated eMarketing software solutions that enable businesses to create and manage marketing campaigns; Wit SoundView Group, Inc., a publicly-traded Internet investment, banking and brokerage firm; and several private software companies in which GAP LLC or one of its affiliates is an investor. Mr. Ford received a BA in Economics from Amherst College and an MBA from the Stanford Graduate School of Business.

     GEORGE HAYTER has been a director of the Company since December 1995 and currently provides consulting services to the Company. Mr. Hayter has been a partner of George Hayter Associates, a consulting firm, since 1990. From 1976 to 1990, he served with the London Stock Exchange, with responsibility for information and trading systems, his final position being the Managing Director of Trading Markets Division. Mr. Hayter serves on the boards of two London Stock Exchange listed companies. He serves on the board of Surfcontrol, PLC, a UK AIM and EASDAQ listed specialist software provider, and is chairman of ICM Computer Group PLC, an information technology services company. He also serves on the board of two privately-held U.K. companies, Magacom Ltd. and RUPUS Ltd., where he serves as Chairman of the Board. He received an MA in Natural Sciences from Queens' College, Cambridge, England.

DIRECTORS NOT STANDING FOR ELECTION

     The members of the Board of Directors who are not standing for election at this year's Annual Meeting are set forth below.

---------------------------- --------------------------------------- --------------- ----------------------- ---------
NAME                         PRINCIPAL OCCUPATION                    DIRECTOR SINCE  CLASS AND YEAR IN       AGE
                                                                                     WHICH TERM WILL EXPIRE
---------------------------- --------------------------------------- --------------- ----------------------- ---------
Christos M. Cotsakos         Chairman of the Board and Chief              1996              Class I             52
                             Executive Officer of E*TRADE Group,                          Fiscal 2002
                             Inc.
---------------------------- --------------------------------------- --------------- ----------------------- ---------
Peter Chernin                President and Chief Operating Officer        1999             Class III            49
                             of FOX Entertainment Group, Inc.                             Fiscal 2003
---------------------------- --------------------------------------- --------------- ----------------------- ---------
David C. Hayden              Chairman of the Board, Critical Path,        2000              Class I             45
                             Inc.                                                         Fiscal 2002
---------------------------- --------------------------------------- --------------- ----------------------- ---------
William A. Porter            Chairman Emeritus of E*TRADE Group,          1982              Class I             72
                             Inc.                                                         Fiscal 2002
---------------------------- --------------------------------------- --------------- ----------------------- ---------
Lewis E. Randall             Private Investor                             1983             Class III            58
                                                                                          Fiscal 2003
---------------------------- --------------------------------------- --------------- ----------------------- ---------
Lester C. Thurow             Professor of Management and                  1996             Class III            62
                             Economics, Massachusetts Institute of                        Fiscal 2003
                             Technology
---------------------------- --------------------------------------- --------------- ----------------------- ---------

     CHRISTOS M. COTSAKOS is Chairman of the Board and Chief Executive Officer of E*TRADE Group, Inc. He joined E*TRADE in March 1996 as President and Chief Executive Officer. Prior to being recruited to E*TRADE, he spent five years at the A.C. Nielsen Company in various senior executive positions which culminated in his position as global Co-Chief Executive Officer, Chief Operating Officer, President and a director from March 1995 to January 1996. Mr. Cotsakos was recruited to Nielsen after 19 years with the Federal Express Corporation, where he held a number of senior executive positions. Mr. Cotsakos is a national best-selling author with his recently published book, "IT'S YOUR MONEY." Mr. Cotsakos is co-chair of the Vietnam Veterans Memorial Fund. Mr. Cotsakos serves as a director of FOX Entertainment Group, Inc., Digital Island, Inc., Wit SoundView Group, Inc., Webvan Group, Inc., and Official Payments Corporation. A decorated Vietnam Veteran, he received a BA from William Paterson University, an MBA from Pepperdine University and is currently completing a Ph.D. in economics at the Management School, University of London. Mr. Cotsakos has been the recipient of several industry and visionary awards during his tenure at E*TRADE, A.C. Nielsen and Federal Express.

     PETER CHERNIN has been a director of the Company since October 1999. He has been a director and President and Chief Operating Officer of FOX Entertainment Group, Inc. since August 1998. Mr. Chernin has been an Executive Director, President and Chief Operating Officer of News Corporation and a director, Chairman and Chief Executive Officer of NAI since 1996. He was Chairman and Chief Executive Officer of FOX Filmed Entertainment from 1994 until 1996, Chairman of Twentieth Century FOX Film from 1992 until 1994 and President of the FOX Entertainment Group of FOX Broadcasting Company from 1989 until 1992. Mr. Chernin also served as director of T.V. Guide, Inc. and currently serves as a director of Tickets.com, a publicly-traded provider of entertainment tickets, event information and related products and services. He received a BA from the University of California at Berkeley.

     DAVID C. HAYDEN has served as a director of the Company since August 2000. He was elected to fill the vacancy left by Richard Braddock's departure from the Company's Board of Directors. Mr. Hayden is Chairman of the Board of Directors of Critical Path, Inc., a position he has held since October 1998. He served as Critical Path's Chairman, President, Chief Executive Officer and Secretary from its inception in February 1997 until October 1998. From February 1993 to August 1996, Mr. Hayden served as Chairman, Chief Executive Officer, and co-founder of The McKinley Group, Inc., creators of Magellan, an internet search engine. Mr. Hayden serves as a director of cMeRun Corp., a publicly-traded company that provides consumers access to brand name software programs via a secure Web browser, and Hispanic Television Network, a publicly-traded company that operates a U.S.-based, Spanish-language television network. Mr. Hayden received a BA in political science from Stanford University.

     WILLIAM A. PORTER is Chairman Emeritus and Founder of E*TRADE Group, Inc. Mr. Porter served as Chairman of the Board from the Company's inception until December 1998. Mr. Porter founded the Company in 1982 and served as President until October 1993 and Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary until March 1996. Mr. Porter founded E*TRADE Securities, Inc. in 1992. Mr. Porter is a founder and the first Chairman of the International Securities Exchange. He received a BA in Mathematics from Adams State College, an MA in Physics from Kansas State College, and an MBA in Management from the Massachusetts Institute of Technology.

     LEWIS E. RANDALL is a private investor who has been a director of the Company since 1983. From 1989 to 1997, Mr. Randall served Lone Tree, Inc., a privately held loan factor, in various capacities (board member, Chief Financial Officer, President, co-owner). From 1984 to 1987, he was a member of the board, and more briefly, Chief Financial Officer, of ViMart Corp., a privately held software marketing company. Mr. Randall worked for both Apple Computer from 1979 to 1983 and Intel Corporation from 1974 to 1978 during their formative years, largely as a manager of software engineering teams. Mr. Randall holds a BA in philosophy from Harvard University.

     LESTER C. THUROW has been a director of the Company since April 1996. Mr. Thurow has been a Professor of Management and Economics at Massachusetts Institute of Technology ("MIT") since 1968. From 1987 to 1993, he served as Dean of MIT's Sloan School of Management. Mr. Thurow has served as a director of Analog Devices, Inc., a publicly-traded semiconductor and software company, since 1991, and as a director of Grupo Casa Autry, a publicly-traded wholesale distributor of pharmaceuticals since 1993. Mr. Thurow received a BA in economics from Williams College, an MA from Oxford University and a Ph.D. from Harvard University.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six meetings during fiscal 2000, and acted by written consent on two occasions. Each director, other than former director Masayoshi Son, attended at least 75% of the aggregate of
(i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served. The Board of Directors has created a Finance Committee, an Audit Committee, a Compensation Committee, an International Committee, a Nominating Committee, and a Secondary Committee.

     The Finance Committee, currently composed of Christos M. Cotsakos (Co-Chair), William E. Ford (Co-Chair), Ronald D. Fisher and George Hayter, reviews acquisition and investment strategies and candidates with the Company's management, approves acquisitions and dispositions of certain assets, and also makes recommendations to the Board of Directors. From October 1, 1999 through January 26, 2000, the Finance Committee was composed of Christos M. Cotsakos, William E. Ford and Masayoshi Son. The Board appointed George Hayter to the

Committee on January 26, 2000. Mr. Fisher succeeded Mr. Son on the Committee beginning October 25, 2000, following Mr. Son's departure from the Board of Directors and its committees. The Finance Committee held a total of four meetings during fiscal 2000 and acted five times by written consent.

     The Audit Committee, which is currently composed of Lester C. Thurow (Chair), Lewis E. Randall and Peter Chernin, is charged with reviewing the results of the Company's annual audit and meeting with the Company's independent accountants to review the Company's internal controls and financial management practices. From October 1, 1999 through the Board's realignment of its various committees on January 26, 2000, the Audit Committee was composed of William E. Ford, George Hayter and Lester C. Thurow. The Audit Committee held four meetings during fiscal 2000 and acted once by written consent.

     The Compensation Committee, which is currently composed of David C. Hayden (Chair) and William E. Ford, recommends to the Board of Directors and acts with its authority concerning compensation for the Company's key associates and administers the 1996 Stock Incentive Plan (which is the successor to the 1993 Stock Option Plan and the 1983 Employee Incentive Stock Option Plan) and the 1996 Stock Purchase Plan. Until August 10, 2000, the Compensation Committee was composed of Richard Braddock and William E. Ford. On August 11, 2000, Mr. Hayden succeeded Mr. Braddock on the Compensation Committee following Mr. Braddock's departure from the Board of Directors and Mr. Hayden's election to fill the resulting vacancy. The Compensation Committee held six meetings during fiscal 2000 and acted six times by written consent.

     The International Committee was created by resolution of the Board of Directors on October 25, 2000 and is currently composed of George Hayter (Chair) and Christos M. Cotsakos. The International Committee, which will oversee and develop the strategic direction of the Company's current and future international operations, did not meet in fiscal 2000.

     The Nominating Committee, which is currently composed of Christos M. Cotsakos (Chair) and William A. Porter, nominates for shareowner approval persons for membership on the Board of Directors. The Nominating Committee met twice during fiscal 2000. The Nominating Committee will consider nominees recommended by shareowners. For the next Annual Meeting of Shareowners after the meeting to be held December 21, 2000, recommendations must be received by E*TRADE no earlier than June 24, 2001 and no later than July 24, 2001. Recommendations must be mailed to the Company's principal executive offices, 4500 Bohannon Drive, Menlo Park, California 94025, Attention: Theodore J. Theophilos, Corporate Secretary.

     The Secondary Committee, which is currently composed of Christos M. Cotsakos, has been delegated the authority to approve grants of options from the Company's stock option plans to non-executive officers and associates. The Secondary Committee acted 52 times by written consent in fiscal 2000.

                             DIRECTOR REMUNERATION

     Each non-associate director receives stock options pursuant to the automatic option grant provisions of the Company's 1996 Stock Incentive Plan (the "1996 Plan"). During fiscal 2000, the Board of Directors retained a consultant to review Board compensation. On April 19, 2000, upon recommendation of the consultant, the Board authorized an amendment to the 1996 Plan to decrease the number of shares initially granted to non-associate directors under the Automatic Option Grant Program (described below) from 80,000 shares to 50,000 shares. The Board also changed director compensation to provide that non-associate directors receive a retainer of $10,000 per year, in addition to $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of the Board. No director who is an associate of the Company receives compensation for services rendered as a director.

     Under the Automatic Option Grant Program in effect under the 1996 Plan, each individual who initially becomes a non-associate Board member will receive an option grant for 50,000 shares of Common Stock on the date he or she joins the Board, provided such individual has not otherwise been in the prior employment of the Company. At each Annual Shareowners Meeting, each individual who has been on the Board for at least six months and who continues to serve as a non-associate Board member will automatically receive an option grant to purchase 20,000 shares of Common Stock, whether or not that individual is standing for re-election to the Board at the Annual Shareowners Meeting.

     Accordingly, at the Annual Shareowners Meeting held on December 21, 1999, each of the following Board members received an option grant under the Automatic Option Grant Program for 20,000 shares of Common Stock at an exercise price of $29.4063 per share: Messrs. Braddock, Chernin, Ford, Hayter, Porter, Randall, Son, and Thurow. Mr. Hayden and Mr. Fisher each received immediately exercisable options to purchase 50,000 shares of Common Stock, all such shares subject to the Company's right of repurchase, under the Automatic Option Grant Program on the date each became a director (August 10, 2000 and October 25, 2000, respectively).

     Each automatic option will have a term of 10 years, subject to earlier termination following the optionee's cessation of Board service, and will be immediately exercisable for all the option shares. However, any shares purchased upon exercise of the option will be subject to repurchase by the Company, at the option exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The initial 50,000-share grant will vest in a series of four successive equal annual installments over the optionee's period of Board service measured from the grant date. Each 20,000-share grant will vest upon the optionee's completion of two years of Board service measured from the option grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company, or
(ii) the death or disability of the optionee while serving as a Board member.

     On July 26, 2000, the Plan Administrator for the 1996 Plan elected to activate the Director Fee Option Grant Program. Under this program, each non-associate Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant. Options under the Director Fee Option Grant Program are priced and administered in the same manner as options under the Salary Investment Option Grant Program described in Proposal 2.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREOWNERS VOTE FOR ELECTION OF ALL OF THE ABOVE NOMINEES AS DIRECTORS.

                                   PROPOSAL 2

     APPROVAL OF AMENDMENT TO THE COMPANY'S 1996 STOCK INCENTIVE PLAN

     The Company's shareowners are being asked to approve a 14,923,512 share increase in the maximum number of shares of Common Stock reserved for issuance under the Company's 1996 Stock Incentive Plan from 70,476,480 shares to 85,399,992 shares. As of September 30, 2000, 30,235,008 shares of Common Stock were subject to outstanding options under the 1996 Plan and 1,055,445 shares remained available for future issuance.

     The proposed share increase will ensure that a sufficient reserve of Common Stock is available under the 1996 Plan over the next year to attract and retain the services of key individuals essential to the Company's long-term growth and success.

     The 1996 Plan became effective on May 31, 1996 (the "Effective Date"), upon adoption by the Board, and serves as the successor to the Company's 1993 Stock Option Plan (the "1993 Plan"), which is the successor to the Company's 1983 Employee Incentive Stock Option Plan (the "1983 Plan"). All outstanding options under the 1993 Plan have been incorporated into the 1996 Plan and no additional option grants or share issuances will be made under the 1993 Plan. All prior amendments to increase the share reserve available under the 1996 Plan were duly adopted by the Board and the shareowners. The amendment which is the subject of this Proposal 2 was approved by the Board of Directors on October 25, 2000.

     The following is a summary of the principal features of the 1996 Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the 1996 Plan. Any shareowner of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary, Theodore J. Theophilos, at the Company's principal executive offices located at 4500 Bohannon Drive, Menlo Park, California 94025.

EQUITY INCENTIVE PROGRAMS

     The 1996 Plan contains five separate equity incentive programs: (i) the Discretionary Option Grant Program, under which individuals in the Company's service may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price not less than the fair market value of the shares on the grant date; (ii) the Salary Investment Option Grant Program, which allows executive officers and other highly compensated associates the opportunity to apply a portion of their base salary to the acquisition of special below-market stock option grants; (iii) the Stock Issuance Program, under which eligible individuals may, in the Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price per share not less than the fair market value at the time of issuance or as a fully-paid bonus for services rendered to the Company or the attainment of designated performance goals; (iv) the Automatic Option Grant Program, under which option grants will automatically be made at periodic intervals to eligible non-associate Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date; and (v) the Director Fee Option Grant Program, which allows non-associate Board members the opportunity to apply a portion of the annual retainer fee otherwise payable to them in cash each year to the acquisition of special below-market stock option grants. Both the Salary Investment Option Grant Program and the Director Fee Option Grant Program may be activated for one or more calendar years at the Plan Administrator's sole discretion, and the programs have been activated for calendar year 2001 and thereafter, subject to the Plan Administrator's discretion to deactivate each program at the end of any calendar year.

     Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs will be non-statutory options.

ADMINISTRATION

     The Compensation Committee has the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company's executive officers and non-associate Board members. A Secondary Committee of the Board, currently composed of Christos M. Cotsakos, administers the Discretionary Option Grant and Stock Issuance Programs for all other eligible individuals. The Board may, at any time, terminate the Secondary Committee and reassume all powers and authority previously delegated to such committee. The term "Plan Administrator," as used in this summary, means either the Compensation Committee or the Secondary Committee or the Board, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1996 Plan. The Compensation Committee has the exclusive authority to determine which Section 16 Insiders and other highly compensated individuals will be eligible to participate in the Salary Investment Option Grant Program for one or more calendar years, but no administrative discretion will be exercised by the Compensation Committee with respect to the grants made under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs. All grants under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs will be made in compliance with the express provisions of each program.

     Shareowner approval of this Proposal will also constitute pre-approval of each option that is granted on the date of or after the Annual Meeting to be held December 21, 2000 pursuant to the provisions of the Automatic Option Grant Program and the subsequent exercise of each such option in accordance with those provisions.

SHARE RESERVE

     A total of 85,399,992 shares of Common Stock have been authorized for issuance under the 1996 Plan, assuming shareowner approval of the 14,923,512 share increase that forms part of this Proposal. Currently, no one participant in the 1996 Plan may be granted stock options, separately exercisable stock appreciation rights, and direct stock issuances for more than 2,000,000 shares in the aggregate per calendar year under the 1996 Plan. (A proposed increase in the number of shares any one participant may be granted per year under the 1996 Plan, from 2,000,000 shares to 6,000,000 shares, is described more fully in Proposal 4 in this Proxy Statement.)

     The shares of Common Stock issuable under the 1996 Plan may be drawn from shares of the Company's authorized but unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market. Shares subject to any outstanding options under the 1996 Plan (including options incorporated from the 1993 Plan and the 1983 Plan) which expire or otherwise terminate prior to exercise will be available for reissuance. Unvested shares issued under the 1996 Plan and subsequently repurchased by the Company at the original issue price paid per share pursuant to the Company's repurchase rights under the 1996 Plan will also be available for reissuance. However, shares subject to any option surrendered in accordance with the stock appreciation rights provisions of the 1996 Plan will not be available for reissuance.

ELIGIBILITY

     Associates, non-associate members of the Board or the board of directors of any parent or subsidiary corporation, and consultants and other independent advisors in the service of the Company or its parent or subsidiary corporations will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Only associates who are Section 16 Insiders or other highly compensated individuals will be eligible to participate in the Salary Investment Option Grant Program. Non-associate Board members will be eligible to participate in the Automatic Option Grant and the Director Fee Option Grant Programs.

     As of September 30, 2000, 16 executive officers, 8 non-associate Board members and 3,342 other associates were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The 8 non-associate Board members were also eligible to participate in the Automatic Option Grant Program.

VALUATION

         The fair market value per share of Common Stock on any relevant date under the 1996 Plan will be the average of the high and low sale prices per share of Common Stock on that date on the Nasdaq National Market. On September 29, 2000, the last trading day of fiscal 2000, the fair market value per share was $16.3750.

                       DISCRETIONARY OPTION GRANT PROGRAM

GRANTS

     The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when such grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding. All expenses incurred in administering the 1996 Plan will be paid by the Company.

PRICE AND EXERCISABILITY

     Each granted option will have an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date, and no granted option will have a term in excess of ten years. The shares subject to each option will generally vest in a series of installments over a specified period of service measured from the grant date.

     The exercise price may be paid in cash or in shares of Common Stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

     No optionee will have any shareowner rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

TERMINATION OF SERVICE

     Upon the optionee's cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part.

CANCELLATION/RE-GRANT PROGRAM

     The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then-current market price of the Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                     SALARY INVESTMENT OPTION GRANT PROGRAM

     On August 23, 2000, the Plan Administrator elected to activate the Salary Investment Option Grant Program for calendar year 2001 and thereafter, subject to deactivation by the Plan Administrator in the Plan Administrator's sole discretion. Under this program, each executive officer and other highly compensated associate of the Company selected for participation by the Plan Administrator may elect, prior to the start of a calendar year, to reduce his or her base salary for that calendar year by a specified dollar amount not less than $10,000 nor more than $50,000. If such election is approved by the Plan Administrator, the individual will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect, a non-statutory option to purchase that number of shares of Common Stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Common Stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount of salary invested in that option. The option will vest and become exercisable in a series of twelve (12) equal monthly installments over the calendar year for which the salary reduction is to be in effect and will be subject to full and immediate vesting upon certain changes in the ownership or control of the Company.

     The shares subject to each option under the Salary Investment Option Program will immediately vest upon (i) an acquisition of the Company by merger or asset sale or (ii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or a change in the majority of the Board effected through one or more contested elections for Board membership.

     Limited stock appreciation rights will automatically be included as part of each grant made under the Salary Investment Option Grant Program. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (x) the highest price per share of Common Stock paid in connection with the tender offer over (y) the exercise price payable for such share.

                       DIRECTOR FEE OPTION GRANT PROGRAM

     On July 26, 2000, the Plan Administrator elected to activate the Director Fee Option Grant Program effective January 1, 2001. Under this program, each non-associate Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant. Options under the Director Fee Option Grant Program are priced and administered in the same manner as options under the Salary Investment Option Grant Program described immediately above.

                             STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than one hundred percent (100%) of their fair market value, payable in cash or check made payable to the Company. Shares may also be issued as a bonus for past services. The shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of services or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1996 Plan.

                         AUTOMATIC OPTION GRANT PROGRAM

GRANTS

     Under the Automatic Option Grant Program, each individual who was first elected or appointed as a non-associate Board member at any time after August 15, 1996 but before April 19, 2000, received at the time of such initial election or appointment an automatic option grant for 80,000 shares of Common Stock, provided that such individual was not previously employed by the Company or any parent or subsidiary corporation. Effective April 19, 2000, each individual who is first elected or appointed as a non-associate Board member will receive at the time of such initial election or appointment an automatic option grant for 50,000 shares of Common Stock, provided such individual was not previously employed by the Company or any parent or subsidiary corporation. At each Annual Shareowners Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue in service as a non-associate Board member, whether or not that individual is standing for re-election to the Board at that particular meeting, will automatically be granted an option to purchase 20,000 shares of Common Stock, provided that such individual has served as a non-associate Board member for at least six months. There is no limit to the number of such 20,000-share options which any one non-associate Board member may receive over his or her period of Board service, and non-associate Board members who have previously been employed by the Company will be fully eligible for one or more 20,000-share option grants over their period of Board service. Shareowner approval of this Proposal will constitute pre-approval of each option subsequently granted pursuant to the provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with its terms.

TERMS

     Each option under the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the grant date.

     Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. Each initial 50,000-share grant will vest, and the Company's repurchase right will lapse, in a series of four successive, equal, annual installments upon the optionee's completion of each year of Board service over the four-year period measured from the grant date. The shares subject to each annual 20,000-share grant will vest upon the optionee's completion of two years of Board service measured from the grant date.

     The shares subject to each outstanding automatic option grant will immediately vest upon (i) the optionee's death or permanent disability, (ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more contested elections for Board membership.

     Upon a successful completion of a hostile tender offer for more than 50% of the Company's voting securities, the optionee will have a thirty-day period in which he or she may elect to surrender each outstanding automatic option grant to the Company in return for a cash distribution in an amount per surrendered option share equal to the excess of (x) the highest price paid per share of Common Stock in such tender offer over (y) the exercise price payable for such share. Shareowner approval of this Proposal will constitute pre-approval of each such option surrender in accordance with the terms of the 1996 Plan.

NEW PLAN BENEFITS

     As of September 30, 2000, no option grants or direct stock issuances have been made under the 1996 Plan with regard to the additional shares that are the subject of this Proposal. In addition, no option grants or share issuances have, as of September 30, 2000, been made under the Stock Issuance, Salary Investment Option Grant or Director Fee Option Grant Programs. While the Plan Administrator has activated the Salary Investment Option Grant Program and the Director Fee Option Grant Program, eligible participants in the Salary Investment Option Grant Program have not yet made elections as to the extent of their participation, if any, and eligible non-associate directors have not yet made elections as to the extent of their participation, if any, in the Director Fee Option Grant Program. Therefore, the number of shares to be issued pursuant to the Salary Investment Option Grant and the Director Fee Option Grant Programs cannot be determined at this time.

     The following table shows the number of options that will be issued under the Automatic Option Grant Program in fiscal 2001:


       ------------------------------------------ ----------------------------------------------------
                                                  AUTOMATIC OPTION GRANT PROGRAM FOR FISCAL YEAR 2001
       ------------------------------------------ ------------------------- --------------------------
       NAME AND POSITION                                  $ VALUE               NUMBER OF SHARES

       ------------------------------------------ ------------------------- --------------------------
       Non-associate Directors as a group (8
       persons)                                        $2,783,750 (1)              170,000(2)
       ------------------------------------------ ------------------------- --------------------------

--------

(1) Based on the market price of $16.3750 per share, which was the average of the high and low selling prices per share of the Company's Common Stock on the Nasdaq National Market on the last trading day of fiscal 2000 (September 29, 2000).
(2) Assumes grants of 20,000 shares each to six (6) eligible non-associate members of the Board of Directors on December 21, 2000 and a grant of 50,000 shares to Ronald D. Fisher upon his election to the Board of Directors on October 25, 2000. Two non-associate directors, Messrs. Hayden and Fisher, will not qualify for automatic grants of 20,000 shares each since they will not have been directors for the required six (6) month period as of the date of the Annual Shareowners Meeting to be held December 21, 2000. Also assumes no additional change in the composition of the Board of Directors during fiscal 2001.


                            GENERAL PLAN PROVISIONS

ACCELERATION

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent that the Company's repurchase rights with respect to those shares are transferred to the successor corporation. The Plan Administrator has complete discretion to grant one or more options under the Discretionary Option Grant Program, which will become fully exercisable for all option shares in the event those options are assumed in the acquisition and the optionee's service with the Company or the acquiring entity is involuntarily terminated within a designated period following such acquisition. The Plan Administrator will have similar discretion to grant options which will become fully exercisable for all the option shares should the optionee's service terminate, whether involuntarily or through a resignation for good reason, within a designated period following a change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). On August 23, 2000, the Plan Administrator amended the terms of the existing option grants to provide for such acceleration in the event of an Involuntary Termination (as defined in the 1996 Plan Document) within eighteen months following such an acquisition or change in control. In addition, the Plan Administrator authorized such acceleration provisions for all future grants to Section 16 Insiders and for future grants to those individuals designated by the Secondary Committee. The Plan Administrator may also provide for the automatic vesting of any outstanding shares under the Stock Issuance Program upon similar terms and conditions. Each option outstanding under the Automatic Option Grant, Director Fee Option Grant and Salary Investment Option Grant Programs will automatically accelerate in full upon an acquisition or change in control of the Company.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

STOCK APPRECIATION RIGHTS

     The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the 1996 Plan:

     TANDEM STOCK APPRECIATION RIGHTS, which may be granted under the Discretionary Option Grant Program, provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

     LIMITED STOCK APPRECIATION RIGHTS may be granted under the Discretionary Option Grant Program to one or more officers of the Company as part of their option grants. As discussed above, limited stock appreciation rights will automatically be included as part of each grant made under the Salary Investment Option Grant and Director Fee Option Grant Programs. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer or director will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price per share of Common Stock paid in connection with the tender offer over
(b) the exercise price payable for such share.

CHANGES IN CAPITALIZATION

     In the event that any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1996 Plan; (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1996 Plan per calendar year; (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-associate Board members; and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the 1996 Plan (including options granted under the predecessor plan), in order to prevent the dilution or enlargement of benefits thereunder.

FINANCIAL ASSISTANCE

     The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options granted or the purchase of shares issued under either the Discretionary Option Grant or Stock Issuance Programs in effect under the 1996 Plan. The Plan Administrator will determine the terms of any such assistance. However, the maximum amount of financing provided to any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

     The 1996 Plan is not the exclusive vehicle by which the Board may award stock to individuals performing services to the Company. The Board retains the discretion to award stock outside the 1996 Plan, subject to appropriate accounting, tax and regulatory requirements.

SPECIAL TAX ELECTION

     The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

     The Board may amend or modify the 1996 Plan in any or all respects whatsoever, subject to any required shareowner approval under applicable law or regulation. The Board may terminate the 1996 Plan at any time, and the 1996 Plan will in all events terminate on May 30, 2006.

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

     Options granted under the 1996 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

     The tax principles applicable to direct stock issuances under the 1996 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company anticipates that any compensation deemed paid by it, in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

ACCOUNTING TREATMENT

     Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any direct charge to the Company's earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in the notes to the Company's financial statements, the pro forma impact those options would have upon the Company's reported earnings and net income per share had the value of those options at the time of grant been treated as compensation expense. Whether or not granted at a discount, the number of outstanding options are included in the calculation of the Company's diluted earnings per share.

     Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to the Company's earnings.

SHAREOWNER APPROVAL

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendments to the 1996 Plan. Should such shareowner approval not be obtained, no options will be granted with respect to the 14,923,512 share increase. The 1996 Plan will remain in existence in accordance with the provisions of the plan document in effect immediately prior to the new amendment, and stock options and direct stock issuances may continue to be made under the 1996 Plan until the share reserve, as last approved by the shareowners, is issued.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREOWNERS VOTE FOR APPROVAL OF THE FOREGOING AMENDMENT TO THE 1996 PLAN.

                                   PROPOSAL 3


APPROVAL OF ADDITIONAL AMENDMENT TO THE COMPANY'S 1996 STOCK INCENTIVE PLAN

            TO AUTOMATICALLY INCREASE THE NUMBER OF SHARES AVAILABLE

                   IN EACH OF THE FOUR YEARS BEGINNING IN 2002


     If Proposal 2 is approved by the Company's shareowners, the number of shares authorized for issuance under the Company's 1996 Stock Incentive Plan will increase by 14,923,512 shares. If the Company continues to grant options under the 1996 Plan at a rate consistent with its historical practice, these additional shares should be fully granted by the end of 2001. The Company is seeking shareowner approval of a proposal to make available for issuance under the 1996 Plan in each of the four years beginning in 2002 (in addition to any shares then remaining authorized for issuance under the 1996 Plan) a number of shares equal to five percent (5%) of the number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding year. The proposal to further increase the number of shares authorized for issuance under the 1996 Plan, in the manner described above, beginning in 2002, has been duly adopted by the Board of Directors effective October 25, 2000.

     The Company believes that its ability to grant stock options is critical to its ability to attract, motivate and retain the highly skilled associates who are essential to the Company's long-term growth and success. Approval of the additional authorization for option grants proposed in this Proposal 3 will enable the Company to continue option grants in accordance with its historical practices for the four years beginning in 2002, and will require that the Company not exceed its historical grant practices during this period. At the end of the four-year period, the Company will be obliged to again obtain shareowner approval for authorized shares under the 1996 Plan or a successor plan.

     A summary of the 1996 Plan, including the federal income tax consequences to the Company and to participants, is set forth under Proposal 2 above. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the 1996 Plan described in this Proposal 3. Should shareowners not approve this Proposal 3, the authorized shares will not be increased as described beginning in 2002, and when the number of shares currently remaining authorized for issuance under the 1996 Plan is exhausted (including the increase authorized by the amendment described in Proposal 2, if approved by shareowners), the Company will not be able to grant additional options under the 1996 Plan absent further shareowner action.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREOWNERS VOTE FOR THE APPROVAL OF THE FOREGOING AMENDMENT TO THE 1996 PLAN.

                                   PROPOSAL 4


APPROVAL OF ADDITIONAL AMENDMENT TO THE COMPANY'S 1996 STOCK INCENTIVE PLAN

             TO INCREASE THE ANNUAL MAXIMUM NUMBER OF SHARES ALLOWED

                      TO BE GRANTED TO ANY ONE PARTICIPANT


     The 1996 Stock Incentive Plan currently provides that the maximum number of shares that may be granted to any one participant under the 1996 Plan, including stock options, separately exercisable stock appreciation rights, and direct stock issuances, may not exceed 2,000,000 shares in any one calendar year. This Proposal 4 would increase the maximum number of shares allowed to be granted to any one participant in one year from 2,000,000 shares to 6,000,000 shares.

     Approval of the increase in the annual maximum number of shares allowed to be granted to any one participant under the terms of the 1996 Plan will enable the Company to continue to recruit, hire and retain highly-skilled associates and executive officers who are critical to the Company's long term growth and success. The proposal to increase the annual maximum number of shares that may be granted under the 1996 Plan to any one participant, as described in this Proposal 4, has been duly adopted by the Board of Directors effective October 25, 2000.

     A summary of the 1996 Plan, including the federal income tax consequences to the Company and to participants, is set forth under Proposal 2 above. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the 1996 Plan described in this Proposal 4.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREOWNERS VOTE FOR THE APPROVAL OF THE FOREGOING AMENDMENT TO THE 1996 PLAN.

                                   PROPOSAL 5

                 APPROVAL OF A NEW PERFORMANCE-BASED BONUS PLAN

     The Company's shareowners are being asked to approve the adoption of a new performance-based bonus plan that would govern the payment of performance bonuses to all of the Company's associates, including all executive officers (the "Bonus Plan"). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that such compensation exceeds $1 million per officer in any year. However, if shareowners approve the Bonus Plan, and the Company complies with certain other requirements set forth in Section 162(m), all amounts paid to executive officers under the Bonus Plan will qualify for tax deduction. Shareowner approval of the Bonus Plan is one of the requirements of Section 162(m) and is being sought only with respect to the application of the Bonus Plan to the executive officers of the Company. If the shareowners do not approve the Bonus Plan, the Company's executive officers will not participate in the Bonus Plan as described in this proposal. The Company reserves the right to amend the Bonus Plan at any time, without shareowner approval, as it applies to associates who are not subject to Section 162(m). The following description of the Bonus Plan describes the material terms of the Plan but does not purport to describe all the terms of the Plan. The complete text of the Plan is attached as Appendix A to this Proxy Statement, and you are urged to read the Bonus Plan for more information.

     Consistent with the Compensation Committee's (the "Committee") overall policy of offering competitive cash and equity-based compensation based in large part upon the financial performance of the Company, the Bonus Plan would provide bonus payments to associates based primarily on the overall performance of the Company and secondarily on the contribution of the associate's work group to that performance. All associates, including, but not limited to, the Company's Chairman and Chief Executive Officer, are eligible to participate in the Bonus Plan. The amount of any bonus for any associate shall be defined by reference to a target percentage of base salary determined, from time to time, by the Committee or its designee. The Chairman and Chief Executive Officer will have a target bonus to be established by the Committee, but at no less than three times his base salary. No individual shall receive aggregate payments per year under the Bonus Plan in excess of six times his or her base salary; for fiscal year 2001 that base salary shall be determined as of November 1, 2000. The primary criteria for payment under the Bonus Plan is the achievement of targets established by the Committee based upon some or all of the following: company revenue, earnings per share, customer satisfaction and associate survey targets. The specific criteria set by the Committee for a given period are referred to as the "Company Performance Matrix." Except as otherwise set forth below, in the event that the Company achieves 100% of the target Company Performance Matrix for a given period, all associates will receive 100% of the target bonus payment. In the event that the Company achieves less than 100% of the Company Performance Matrix target but at least certain minimum threshold goals established by the Committee, associates will receive a pro-rated share of the target bonus payment; in the event that the Company achieves Company Performance Matrix results that exceed the target to a level established by the Committee, associates will receive a proportionately larger bonus payment; in the event that the Company does not achieve at least the minimum threshold Company Performance Matrix target, then no associate will receive any payment under the Bonus Plan. With respect to all associates other than Section 162(m) "covered persons", the Committee or its designee reserves the right to modify any criteria, goals or payment amounts as appropriate. The Committee shall have the power to reduce any amount payable to any Section 162(m) "covered person" or to determine that no amount shall be payable to such "covered person."

     If, and only if, the Company achieves at least the minimum Company Performance Matrix target established by the Committee, then associates other than the Chairman and Chief Executive Officer will be entitled to earn an additional bonus amount based on achievement of the Divisional Performance Matrix target as established by the Committee or its designee. The Divisional Performance Matrix shall be based on some or all of the following: revenue, cost, product, people and customer goals. The Chairman and Chief Executive Officer will not be eligible to receive any bonus based on the Divisional Performance Matrix.

     No payment will be made to any associate under the Bonus Plan until and unless the Committee certifies that the performance goals have been met (which will be after the close of each applicable fiscal year).

     Future amounts payable under the Bonus Plan cannot be determined at this time because they will be based on: (i) the future performance of the Company and its business groups; (ii) the Company and Divisional Performance Matrix targets; and (iii) target percentage bonuses for associates to be established by the Compensation Committee or its designee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREOWNERS VOTE TO APPROVE THE TERMS OF THE E*TRADE BONUS PLAN.

                                   PROPOSAL 6

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company is asking the shareowners to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for fiscal year 2001. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

     In the event the shareowners fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its shareowners.

     A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and is not expected to make a statement, but will be available to respond to appropriate questions and may make a statement if such representative desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREOWNERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2001.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock and the Company's Series A Preferred Stock (see footnote 2 below) as of September 30, 2000 by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock or Series A Preferred Stock of the Company, (ii) each director, (iii) each officer listed in the Summary Compensation Table; and (iv) all directors and current executive officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

------------------------------------------------------ --------------------- ------------------------
                                                       NUMBER OF SHARES
                                                       OF COMMON STOCK
                                                         BENEFICIALLY           PERCENT OF COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER (19)                   OWNED                   STOCK (1)
------------------------------------------------------ --------------------- ------------------------
Christos M. Cotsakos (3)                                    6,849,016                  2.2%
------------------------------------------------------ --------------------- ------------------------
Kathy Levinson (4)                                          2,236,997                   *
------------------------------------------------------ --------------------- ------------------------
Jerry D. Gramaglia (5)                                        473,153                   *
------------------------------------------------------ --------------------- ------------------------
R. (Robert) Jarrett Lilien (6)                                309,345                   *
------------------------------------------------------ --------------------- ------------------------
Mitchell H. Caplan (7)                                      1,946,424                   *
------------------------------------------------------ --------------------- ------------------------
Thomas A. Bevilacqua (8)                                      327,337                   *
------------------------------------------------------ --------------------- ------------------------
William A. Porter (9)                                       6,837,348                  2.2%
------------------------------------------------------ --------------------- ------------------------
William E. Ford (10)                                        7,236,680                  2.4%
------------------------------------------------------ --------------------- ------------------------
George Hayter (11)                                            274,518                   *
------------------------------------------------------ --------------------- ------------------------
Lewis E. Randall (12)                                       1,501,204                   *
------------------------------------------------------ --------------------- ------------------------
Ronald D. Fisher (13)                                          60,500                   *
------------------------------------------------------ --------------------- ------------------------
Lester C. Thurow (14)                                         353,696                   *
------------------------------------------------------ --------------------- ------------------------
Peter Chernin (15)                                            100,000                   *
------------------------------------------------------ --------------------- ------------------------
David C. Hayden (16)                                           50,000                   *
------------------------------------------------------ --------------------- ------------------------
SOFTBANK Holdings Inc. (17)                                62,591,688                 20.6%
------------------------------------------------------ --------------------- ------------------------
All directors and current executive officers as a
group (24 persons) (18)                                    30,291,939                  9.9%
------------------------------------------------------ --------------------- ------------------------

*  Less than 1%

(1) Based on 304,504,764 shares outstanding on September 30, 2000. Shares of Common Stock subject to options that are exercisable within 60 days of September 30, 2000 are deemed beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

(2) No Exchangeable Shares of EGI Canada Corporation (which are entitled to vote in accordance with the terms of issuance of the one (1) outstanding share of the Company's Series A Preferred Stock) are held by the individuals or entities listed above as of September 30, 2000.

(3) Includes 2,451,875 shares held by the Cotsakos Revocable Trust under Agreement dated September 3, 1987, 40,000 shares held in an individual retirement account and 180,000 shares held as a custodian for his daughter. Mr. Cotsakos disclaims beneficial ownership of shares held as a custodian and one-half the shares held by the Cotsakos Revocable Trust. Also includes 4,177,141 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 30, 2000.

(4) Includes 929,228 shares held by the Levinson Family Trust under Agreement dated November 17, 1994, and 219,205 shares held by the Internet Experience Partnership under Agreement dated September 9, 1999. Ms. Levinson is a general partner in the Internet Experience Partnership. Also includes 1,088,564 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 30, 2000.

(5) Includes 353,153 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 30, 2000.

(6) Includes 102,610 shares held by the Piston Share Ownership Trust under agreement dated November 15, 1991. Also includes 105,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of September 30, 2000.

(7) Includes 307,842 shares held by Caplan Associates which Mr. Caplan controls. Also includes 41,748 shares allocated to Mr. Caplan as of December 31, 1999 by the Telebanc Financial Corporation Employee Stock Ownership Plan and warrants to purchase 96,600 shares which are exercisable within 60 days of September 30, 2000. Also includes 1,305,409 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 30, 2000.

(8) Includes 325,653 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 30, 2000.

(9) Includes 6,797,348 shares held by William A. and M. Joan Porter as Trustees of the Porter RevocableTrust under agreement dated August 15, 1998. Also includes 40,000 shares of Common Stock issuable upon exercise of immediately exercisable stock options, all of which are subject to the Company's right of repurchase.

(10) Includes 224,000 shares of Common Stock issuable upon exercise of immediately exercisable stock options, 88,000 of which are subject to the Company's right of repurchase. Also includes 6,153,046 shares held by General Atlantic Partners II, L.P. ("GAP II") and 859,634 shares held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment"). The general partner of GAP II is General Atlantic Partners, LLC ("GAP LLC"), a Delaware limited liability company. Mr. Ford, a director of the Company, is one of the managing members of GAP LLC. The managing members of GAP LLC are the general partners of GAP Coinvestment. Mr. Ford disclaims beneficial ownership of shares owned by GAP II and GAP Coinvestment except to the extent of his pecuniary interest therein. The address for GAP II, GAP Coinvestment, GAP LLC and Mr. Ford is: c/o General Atlantic Service Corporation, Three Pickwick Plaza, Greenwich, CT 06830.

(11) Includes 272,000 shares of Common Stock issuable upon exercise of immediately exercisable stock options, 88,000 of which are subject to the Company's right of repurchase.

(12) Includes 563,200 shares held by Lewis or Martha Randall, as Trustees of the Lewis E. and Martha E. Randall Living Trust dated August 16, 1984. Includes 220,000 shares held solely by Mr. Randall's wife. Mr. Randall disclaims beneficial ownership of such shares. Also includes 248,000 shares of Common Stock issuable upon exercise of immediately exercisable stock options, 88,000 of which are subject to the Company's right of repurchase.

(13) Excludes shares held by SOFTBANK Holdings, Inc. (See footnote 17 below.) Includes 50,000 shares of Common Stock issuable upon exercise of immediately exercisable stock options, all of which are subject to the Company's right of repurchase. Also includes 10,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 30, 2000.

(14) Includes 320,000 shares of Common Stock issuable upon exercise of immediately exercisable stock options, 88,000 of which are subject to the Company's right of repurchase.

(15) Includes 100,000 shares of Common Stock issuable upon exercise of immediately exercisable stock options, all of which are subject to the Company's right of repurchase.

(16) Includes 50,000 shares of Common Stock issuable upon exercise of immediately exercisable stock options, all of which are subject to the Company's right of repurchase.

(17) Shares are held through SOFTBANK's U.S. affiliate, Softbank America, Inc. Mr. Fisher, a current director of the Company, is the Vice-Chairman of SOFTBANK Holdings, Inc., a subsidiary of SOFTBANK CORP. Mr. Fisher disclaims beneficial ownership of shares owned by SOFTBANK Holdings except to the extent of his pecuniary interest therein. The address for SOFTBANK Holdings is 10 Langley Road, Suite 403, Newton Center, MA 02459.

(18) Includes the information in the notes above, as applicable Includes an additional 3,314,264 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 30, 2000, which options are held by executive officers of the Company who are not identified in the table above.

(19) All addresses are c/o E*TRADE Group, Inc., 4500 Bohannon Drive, Menlo Park, CA 94025, except as noted above.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation paid to (i) the Company's Chief Executive Officer, (ii) the Company's former President and Chief Operating Officer who but for her resignation as an officer of the Company would have been one of the four other highest paid executive officers of the Company, and (iii) the Company's four other highest-paid current executive officers ("Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended September 30, 2000, 1999, and 1998, respectively.

                          SUMMARY COMPENSATION TABLE(1)

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                               ANNUAL COMPENSATION                      AWARDS
                                                                                      SECURITIES
                                                                   OTHER ANNUAL       UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR    SALARY($)     BONUS($)    COMPENSATION($)    OPTIONS/SARS     COMPENSATION($)
---------------------------    ------ - ----------  -----------   ---------------    ------------     ---------------
Christos M. Cotsakos..........  2000      575,000    1,393,676    134,801(7)           2,000,000           1,990 (6)
   Chairman of the Board and    1999      522,789    1,140,999     15,685(2)           2,900,000(4)        1,743 (6)
   Chief Executive Officer      1998      467,862      160,236     15,635(2)             935,616(13)       2,500 (6)

Kathy Levinson................  2000      425,000      638,485     50,992(10)          1,278,745           1,962 (6)
   Former President and Chief   1999      357,404      562,934      4,980(2)           1,750,000(5)        1,849 (6)
   Operating Officer            1998      292,100       67,561           -               340,976(13)       2,500 (6)

Jerry D. Gramaglia............  2000      339,904      253,514    200,224(11)          1,800,000           2,423 (6)
   President and Chief          1999      267,635      229,121     59,577(3)           1,125,000(5)        5,000 (6)
   Operating Officer            1998       55,596       30,252           -             1,000,000(13)               -

R. (Robert) Jarrett Lilien....  2000      221,923      647,790           -               400,000           5,196 (6)
   Chief Brokerage Officer      1999       16,667(8)    -                -                20,000                   -
                                1998        -           -                -                   -                     -

Mitchell H. Caplan............  2000      196,827(9)   375,000(9)        -               231,341                   -
   Chief Banking Officer        1999        -           -                -                   -                     -
                                1998        -           -                -                   -                     -

Thomas A. Bevilacqua            2000      300,000      234,954      8,527(2)               7,609           1,738 (6)
   Chief Strategic Investment   1999      137,885      195,000           -               735,000(12)       4,820 (6)
   Officer                      1998                                                      10,000(13)

----------
  (1) In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees of the Company, and, except as expressly noted, certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.
  (2)  Represents the benefit received for a Company provided automobile.
  (3)  Represents the benefit received for Company provided housing.
  (4) Includes 1,400,000 shares of the Company's Common Stock (as adjusted for 2:1 stock splits on January 29, 1999 and May 21, 1999) that were regranted under the Company's cancellation/regrant program on October 22, 1998.
  (5) Includes 1,000,000 shares of the Company's Common Stock (as adjusted for 2:1 stock splits on January 29, 1999 and May 21, 1999) that were regranted under the Company's cancellation/regrant program on October 22, 1998.
  (6)  Represents employer contributions to the Company's 401(k) Plan.
  (7) Represents the benefit received for reimbursement of $108,625 for personal tax and financial planning services and other perquisites of $26,176 of which no one item exceeded 25% of total perquisites reported for this individual.
  (8) Represents the benefit received for compensation from the period from August 31, 1999 (date of acquisition of TIR Holdings Limited, Inc.) to September 30, 1999.
  (9) Represents the benefit received for compensation from the period from January 12, 2000 (date of acquisition of E*TRADE Financial Corporation, formerly Telebanc Financial Corporation) to September 30, 2000.
  (10) Represents the benefit received for reimbursement of $40,000 for financial service fees and other perquisites of $10,992 of which no one item exceeded 25% of the total perquisites reported for this individual.
  (11) Represents the benefit received for reimbursement of $154,919 of relocation expenses and other perquisites of $45,305 of which no one item exceeded 25% of the total perquisites reported for this individual.

  (12) Includes options to purchase 500,000 shares (as adjusted for 2:1 stock splits on January 29, 1999 and May 21, 1999) received by Mr. Bevilacqua while acting as a consultant to the Company and 110,000 shares as adjusted for a 2:1 stock split effective May 21, 1999.
  (13) As adjusted for 2:1 stock splits on January 29, 1999 and May 21, 1999.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1996 Stock Incentive Plan for fiscal year 2000 to the Named Executive Officers. No stock appreciation rights were granted to those individuals during fiscal year 2000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE VALUE
                                                                                            AT ASSUMED ANNUAL RATES OF
                                                                                           STOCK PRICE APPRECIATION FOR
                                                   INDIVIDUAL GRANTS                             OPTION TERM(10)
                                                   -----------------                             ---------------
                                NUMBER OF    % OF TOTAL
                                SECURITIES      OPTIONS
                                UNDERLYING    GRANTED TO
                                 OPTIONS    EMPLOYEES IN  EXERCISE PRICE    EXPIRATION
             NAME                GRANTED     FISCAL YEAR   (PER SHARE)(9)       DATE             5%            10%
             -----              --------    ------------  --------------        ----            ---            ---
Christos M. Cotsakos.......   2,000,000 (1)      12.39%     $30.00 (11)        1/24/10       $17,678,075    $63,689,353
                              ---------------------------                               -------------------------------
                              2,000,000          12.39%                                      $17,678,075   $63,689,353

Kathy Levinson.............   1,250,000 (2)       7.75%     $30.00 (11)        1/19/01       $11,048,797   $39,805,846
                                 28,745 (12)      0.18%     $23.66             1/19/01       $   427,649   $ 1,083,745
                              -----------------------------                               -------------------------------
                              1,278,745           7.93%                                      $11,476,446   $40,889,591

Jerry D. Gramaglia.........       7,609 (4)       0.05%     $23.66              4/5/10       $   113,202   $   286,875
                              1,792,391 (8)      11.11%     $14.44             5/24/10       $16,274,312   $41,242,302
                              -----------------------------                               -------------------------------
                              1,800,000          11.16%                                      $16,387,514   $41,529,177

R. (Robert) Jarrett Lilien.     250,000 (5)       1.55%     $21.09             4/19/10       $ 3,316,444   $ 8,404,521
                                 50,000 (6)       0.31%     $14.44             5/24/10       $   453,983   $ 1,150,483
                                100,000 (7)       0.62%     $16.84             8/23/10       $ 1,059,298   $ 2,684,468
                              -----------------------------                               -------------------------------
                                400,000           2.48%                                      $ 4,829,725   $12,239,472

Mitchell H. Caplan.........     125,000 (3)       0.77%     $23.66             4/5/10        $ 1,859,665   $ 4,712,756
                                  6,341 (4)       0.04%     $23.66             4/5/10        $    94,337   $   239,069
                                100,000 (7)       0.62%     $16.84            8/23/10        $ 1,059,298   $ 2,684,468
                              -----------------------------                               -------------------------------
                                231,341           1.43%                                      $ 3,013,300   $ 7,636,293

Thomas A. Bevilacqua.......       7,609 (4)       0.05%     $23.66             4/5/10        $   113,202   $   286,875
                              -----------------------------                               -------------------------------
                                  7,609           0.05%                                      $   113,202   $   286,875

---------
(1) The option was granted on January 24, 2000 and will be exercisable as follows: 20% on grant date and monthly until May 3, 2002 for the remaining shares.

(2) The option was granted on January 24, 2000 and would have been exercisable 25% per year over the next four years from the date of grant had Ms. Levinson remained an employee of the Company.

(3) The option was granted on April 5, 2000 and will be exercisable 25% per year over the next four years from the date of grant.

(4)  The options were granted on April 5, 2000 and are exercisable as follows:
     25% three months from the date of grant and 25% per year over the next three years from the date of grant.

(5) The option was granted on April 19, 2000 and will become exercisable 25% per year over the next four years from the date of grant.

(6) The options were granted on May 24, 2000 and will become exercisable 25% per year over the next four years from the date of grant.

(7) The options were granted on August 23, 2000 and are fully vested as of the date of grant.

(8) The options were granted on May 24, 2000 and vest 25% per year over four years from June 1, 2000.

(9) The exercise price of each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving the issuance of net shares equal to the difference between the number of options exercised and the shares of Common Stock constructively exchanged. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with such exercise.

(10) The potential realizable value is reported net of the option price, but before income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation at 5% and 10% only from the date of grant to the expiration date of the option. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

(11) The stock options granted to Mr. Cotsakos and Ms. Levinson on January 24, 2000 were granted at a price $6.16 above the the average of the high and low trading prices of the Company's Common Stock on the date of grant.

(12) The option was granted on April 5, 2000 and was exercisable as follows: 25% three months from the date of grant and 25% per year over the next three years from the date of grant had Ms. Levinson remained an employee of the Company.


OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year. No stock appreciation rights were exercised during such year.


                           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                   NUMBER OF
                                    SHARES                       NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-THE-
                                  ACQUIRED ON      VALUE        UNDERLYING UNEXERCISED        MONEY OPTIONS/SARS AT
                                   EXERCISE    REALIZED(1)      OPTIONS/SARS AT FY-END              FY-END(2)
              NAME                ----------   -----------    EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              -----                                          ------------- -------------  -------------  -------------
Christos M. Cotsakos...........   2,153,247    $25,269,088    3,922,055       2,220,386    $34,153,024    $ 4,054,408
Kathy Levinson.................     272,699    $ 5,582,762      988,564         300,000    $10,106,922    $ 3,637,500
Jerry D. Gramaglia.............     130,000    $ 1,956,966      128,153       2,566,847    $ 1,151,875    $11,657,133
R. (Robert) Jarrett Lilien.....           -    $         -      105,000         315,000    $         -    $    96,875

Mitchell H. Caplan.............      99,708    $ 1,823,669    1,305,409         213,753    $13,553,796    $ 1,104,994
Thomas A. Bevilacqua...........      25,000    $   521,250      325,653         181,956    $ 3,213,125    $         -

---------
(1) Equal to the fair market value of the purchased shares on the option exercise date less the exercise price paid for those shares.
(2) Based on the market price of $16.3750 per share, which was the average of the high and low selling price per share of the Company's Common Stock on the Nasdaq National Market on the last trading day of fiscal year 2000 (September 29, 2000), less the exercise price payable for such shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors sets the base salary of the Company's executive officers and approves individual bonus programs for executive officers. Option grants to executive officers are made by the Committee, and the Committee has complete discretion in establishing the terms of each such grant. The following is a summary of policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

 COMPENSATION PHILOSOPHY

     The Committee applies a consistent philosophy to compensation for all associates, including executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareowners.

     -- THE COMPANY PAYS FOR SUSTAINED RELATIVE PERFORMANCE. Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit and performance relative to competitors. Individual performance is evaluated by reviewing development progress against set objectives and the degree to which Company values are fostered.

     -- THE COMPANY STRIVES FOR FAIRNESS IN THE ADMINISTRATION OF PAY. The Company strives to balance the compensation paid to a particular individual and the compensation paid to other persons both inside the Company and at comparable companies.

 GENERAL COMPENSATION POLICY

     The Committee's overall policy is to offer the Company's executive officers competitive cash-and equity-based compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the Committee's primary objectives is to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance.

     The principal factors taken into account in establishing each executive officer's compensation package are summarized below. Additional factors may be taken into account to a lesser degree, and the relative weight given to each factor varies with each individual in the sole discretion of the Committee. The Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     CASH-BASED COMPENSATION. The Committee sets base salary for executive officers on the basis of personal performance, the salary levels in effect for comparable positions with other companies in the industry and internal comparability considerations. This comparison group is not substantially the same as the one included in the peer group index in the performance graph. During fiscal year 2000, the Company maintained a bonus plan, known as the "Get Results, Get Rewarded Bonus Plan" (the "gr2 Bonus Plan"), to provide bonus payments to associates based on both individual performance as well as performance of the Company. Under the gr2 Bonus Plan, each associate, including the Chief Executive Officer, had a target bonus percentage was based on the associate's position within the Company. As discussed above, the target bonus percentage had an individual component and a Company component, which fluctuated based on the associate's position within the Company. If individual and/or Company performance goals were met or exceeded, bonus payments would meet or exceed target. Bonuses under the gr2 Bonus Plan are determined and paid semi-annually. The Chairman of the Board and Chief Executive Officer received a bonus under the gr2 Bonus Plan during fiscal 2000, and, if the Bonus Plan described in Proposal 5 is approved by the shareowners, he will be eligible to receive a bonus under that plan for fiscal 2001.

     Effective January 1, 1995, the Company maintains an Internal Revenue Code section 401(k) defined benefit plan (the "401(k) Plan") under which all associates, including executive officers, may elect to defer compensation up to the limits imposed by the Internal Revenue Code. Upon completion of one year of service, the 401(k) Plan provides for employer contributions to the 401(k) Plan of an amount equal to 50% of the amount contributed by all eligible associates, including executive officers, up to 3% for each individual associates' total compensation. The Company made contributions of $3,067,165 for the fiscal year ended September 30, 2000. The Committee has also approved the creation of a Supplemental Executive Retirement Program (SERP) which is in the process of being finalized.

     LONG-TERM EQUITY-BASED COMPENSATION. The Committee intends to make stock option grants on an annual basis. Each grant is designed to align the interests of the executive officers with those of the shareowners and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the officer only if he or she remains in the employment of the Company and the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but the size of comparable awards made to individuals in similar positions in the industry as reflected in external surveys, the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods and the number of options held by the individual at the time of grant are also factors taken into account. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary. The relative weight given to these factors varies with each individual in the sole discretion of the Committee.

     CEO COMPENSATION. Our Committee believes that Mr. Cotsakos makes unique and singular contributions to the success of the Company. Paramount to the Company's interests is insuring Mr. Cotsakos' retention and securing that his skills and abilities remain focused on the continued growth and leadership of the Company. Specifically, our Committee believes that:

     o The exceptional vision and passionate commitment that Mr. Cotsakos has demonstrated during his tenure as Chief Executive Officer has been and continues to be a fundamental and essential asset of the Company.

     o The overall strategic and tactical direction of the Company developed by Mr. Cotsakos is recognized as profoundly and positively impacting on the long-term value of the shareowners' interests in the Company.

     o Mr. Cotsakos has left an indelible mark and will continue to shape the Company's culture and its values.

     o Mr. Cotsakos has and continues to greatly influence the course of e-commerce and the financial services industry at large.

     Under the terms of the 1999 Agreement with Mr. Cotsakos, the Company's Chairman of the Board and Chief Executive Officer, Mr. Cotsakos received an annual base salary of $575,000 during fiscal year 2000. During fiscal year 2000, Mr. Cotsakos' compensation was determined by the terms of the 1999 Agreement. Mr. Cotsakos was also eligible to participate in the gr2 Bonus Plan, up to a maximum of three times his base salary, and other benefit plans. According to the terms of the gr2 Bonus Plan, the Company's Chief Executive Officer, Mr. Cotsakos, did not have an individual component and therefore his bonus was entirely tied to the performance of the Company. The calculation and payment of the individual and Company components is dependent upon whether the individual and Company met certain predetermined goals. The Company goals are a function of quarter-over-quarter revenue growth, operating margin, and the ratio of customer inquiries per transaction (an internally derived efficiency factor). Depending on whether the Company met, exceeded or did not meet its goals, the Committee could authorize payment of bonuses at, above or below the target bonus percentage levels. Under the Company's bonus program, the Committee can specify that bonuses will be paid in either cash or options to purchase shares of the Company's Common Stock. All bonus payments to Mr. Cotsakos in fiscal 2000 were made in connection with the Company's bonus program described above. Over the bonus measurement period (which constituted the second half of fiscal 1999, the bonus for which was paid in October of 1999, and the first half of fiscal 2000, the bonus for which was determined and paid in April of 2000), the Company exceeded its revenue growth and operating margin goals. As a result, the Committee approved bonuses above the target levels resulting in Mr. Cotsakos receiving cash bonuses of $1,393,676. Mr. Cotsakos has voluntarily foregone any bonus for the second half of fiscal 2000.

     During fiscal 1999, the Committee reviewed the status of Mr. Cotsakos' option holdings in connection with the adoption of the 1999 Agreement. Based on a review of option holdings by individuals in comparable positions in comparable companies, and based on a desire to maximize shareowner value by directly linking Mr. Cotsakos' compensation to the achievement of a higher share price for the Company's Common Stock, the Board of Directors granted Mr. Cotsakos an option on August 12, 1999 to purchase a total of 1,500,000 shares of the Company's Common Stock under the 1996 Plan. Also, the Compensation Committee of the Company authorized future additional option grants to Mr. Cotsakos of 2,000,000 shares in fiscal 2000 and 500,000 shares in fiscal 2001. The options for fiscal year 2000 were granted on January 24, 2000 at an exercise price of $30.00 per share. This exercise price was established at $6.16 greater than the market value of the Company's Common Stock on that date, which was $23.84 per share. Of the 2,000,000 shares granted, 400,000 shares were immediately exercisable and the remaining 1,600,000 shares vest monthly at the rate of 57,143 shares per month through May 24, 2002. The options will become immediately exercisable upon a change in control or upon the termination of Mr. Cotsakos' employment other than for cause or at his election for good reason.

     DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. Historically, the Committee and the Company have believed that the benefit to be obtained by complying with the requirements for full deductibility of annual bonuses (which require the establishment of formulas and shareowner approval, among other things) was not significant enough to outweigh the benefits to the Company of retaining absolute flexibility and discretion in determining executive bonuses. This year, however, the Committee has decided that the Bonus Plan described in Proposal 5 should be presented for shareowner approval so that annual bonuses to the Company's senior executives can qualify as performance-based compensation which will be fully deductible by the Company.

     The Committee and the Company believe that it is important to retain discretion over the compensation paid to the Company's executive officers. The Company's 1996 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1996 Stock Incentive Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. However, in connection with the hiring of certain new officers, the Company has granted options that are not under the 1996 Stock Incentive Plan and which will not qualify as performance-based compensation under Section 162(m) if these officers are among the five most highly compensated officers of the Company at the time they exercise these options, and the Committee generally reserves the right to pay amounts of compensation that may not be fully deductible, if it believes that it is in the Company's best interests to do so.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

                                                     David C. Hayden (Chairman)
                                                     William E. Ford

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Effective June 1, 1999, the Company entered into an employment agreement with Christos M. Cotsakos, Chairman of the Board and Chief Executive Officer of E*TRADE Group, Inc. (the "1999 Agreement"), which superseded Mr. Cotsakos' 1996 Employment Agreement. The 1999 Agreement was amended by the Compensation Committee effective October 1, 2000. Under the 1999 Agreement as amended, Mr. Cotsakos received a base salary of $575,000 during fiscal year 2000 and he will receive a base salary of $690,000 for fiscal year 2001. Mr. Cotsakos is also eligible to participate in the Company's bonus plan (as discussed in Proposal 5 above), with a target bonus to be established by the Compensation Committee, but at no less than three times his base salary, and he is further eligible to participate in the Company's other benefit plans, including, but not limited to, a split dollar insurance policy on Mr. Cotsakos' life in the face amount of $10,000,000, and a supplemental executive retirement plan which is currently being developed for the Company. In connection with the 1999 Agreement, Mr. Cotsakos received an option to purchase 1,500,000 shares on August 12, 1999, 2,000,000 shares on January 24, 2000 and he will receive an additional option grant of 500,000 shares in fiscal year 2001.

     The 1999 Agreement as amended terminates on May 31, 2002, but is automatically renewed for successive one-year periods, unless either party gives 180 days' notice of non-renewal. Upon termination of Mr. Cotsakos' employment, he is entitled to severance payments as follows: (i) if (A) the Company terminates Mr. Cotsakos' employment other than for cause within three years following a change in control of the Company (as defined in the 1999 Agreement); or (B) the Company terminates Mr. Cotsakos' employment other than for cause at the request of or pursuant to an agreement with a third party who has taken steps reasonably calculated to effect a change in control; or (C) Mr. Cotsakos elects to terminate his employment for good reason (as defined in the 1999 Agreement) within three years following a change in control, then Mr. Cotsakos will be entitled to payment equal to five full years of current total annual compensation (as defined in the 1999 Agreement) and forgiveness of all loans between himself and the Company (plus a "gross up" payment to cover taxes due from such forgiveness); (ii) if (A) the Company terminates Mr. Cotsakos' employment other than for cause in circumstances other than those described above; or (B) Mr. Cotsakos elects to terminate his employment for good reason in circumstances other than those described above, then Mr. Cotsakos will be entitled to payment equal to four full years of current total annual compensation (as defined in the 1999 Agreement) and forgiveness of all loans between himself and the Company (plus a "gross up" payment to cover taxes due from such forgiveness). In the event that Mr. Cotsakos' employment is terminated, he and his wife are entitled to have their medical, dental and health benefits paid by the Company until their deaths. In addition, all of Mr. Cotsakos' options will become immediately exercisable upon a change in control or upon the termination of Mr. Cotsakos' employment with the Company other than for cause or at his election for good reason or upon Mr. Cotsakos' death or disability.

     The Compensation Committee of the Company authorized, as of June 1, 1999, the Company's entry into a four-year employment agreement with Kathy Levinson, former President and Chief Operating Officer of E*TRADE Group (the "Levinson Agreement"). Under the Levinson Agreement, Ms. Levinson received an annual base salary of $425,000. Ms. Levinson was also eligible to participate in the Company's bonus plan, up to a maximum of two times 80% of her base salary, and the Company's other benefit plans. In connection with the Levinson Agreement, Ms. Levinson received an option grant for 750,000 shares on August 12, 1999, and the Compensation Committee authorized a future additional option grant of 1,250,000 shares in fiscal 2000. Effective May 24, 2000, Ms. Levinson resigned voluntarily from her position as President and Chief Operating Officer; however, Ms. Levinson remained an associate of the Company in a transitionary role through October 23, 2000, at which time she voluntarily resigned from any further employment with the Company.

     From January 1995 to December 1995, Ms. Levinson was self-employed as a consultant. During this period, Ms. Levinson worked under contract with the Company, pursuant to which she provided consulting services to assist with E*TRADE's transition to self-clearing operations. During the term of this agreement, Ms. Levinson was paid $166,000 by the Company, and received a warrant to purchase 1,200,000 shares of Common Stock, which warrant was fully exercised by January 1996, and options to purchase 1,200,000 shares of Common Stock which vested at a rate of 20% per year over a period of five years and would have terminated on January 2, 2005.

     Effective June 1, 2000, the Company entered into a four-year employment agreement with Mr. Gramaglia concerning his employment in the position of President and Chief Operating Officer of the Company (the "Gramaglia Agreement"). Under the Gramaglia Agreement, Mr. Gramaglia receives an annual base salary which may be increased in the discretion of the Compensation Committee. Mr. Gramaglia is also eligible to participate in the Company's bonus plan, under which his target bonus is 80% of his base salary, which may be increased as determined by the Chairman/Chief Executive Officer and the Compensation Committee, and the Company's other benefit plans. In connection with the Gramaglia Agreement, Mr. Gramaglia received an option grant for 1,791,391 shares on May 24, 2000, and the Compensation Committee intends to authorize a future additional option grant of 207,609 shares in calendar year 2001. In the event that Mr. Gramaglia's employment is involuntarily terminated (as defined in the Gramaglia Agreement) less than 60 days before or within three years after a change in control of the Company (as defined in the Gramaglia Agreement), Mr. Gramaglia is entitled to: (i) severance payments equal to 18 months base salary; and (ii) continuation of health care, life insurance and certain other benefits until the later of (x) the end of the term of the Gramaglia Agreement; or (y) the date eighteen months following the date of the termination of Mr. Gramaglia's employment. Mr. Gramaglia's current base salary is $510,000.

     Effective July 12, 1999, the Company entered into an employment agreement with R. (Robert) Jarrett Lilien (the "Lilien Agreement"). Under the terms of the Lilien Agreement, Mr. Lilien held the position of Chief Executive Officer of TIR (Holdings), Ltd. ("TIR") a wholly-owned subsidiary of the Company. The Lilien Agreement provides for a term of three years following the closing of the Company's acquisition of TIR, which occurred on August 31, 1999 (the "Term"). Thus, the Term runs from August 31, 1999 through August 31, 2002. During the Term, in the event that Mr. Lilien's employment is terminated by the Company without "cause" (as defined in the Lilien Agreement) or in the event that Mr. Lilien voluntarily resigns from his position for "good reason" (as defined in the Lilien Agreement), then: (i) the Company (or Mr. Lilien) will provide thirty days' prior written notice of that fact; (ii) the Company will provide a severance payment equivalent to one month's salary for each year of service with TIR, providing for the continuity of Mr. Lilien's service with any business entity of the Company, not to exceed twelve months' pay excluding the one month's notice provision; and (iii) the Company will pay Mr. Lilien that amount of a pre-established bonus pool pro-rated to the date of the termination of Mr. Lilien's employment. Mr. Lilien's base salary under the Lilien Agreement was $200,000 per year. In the event that Mr. Lilien remains employed beyond the Term, Mr. Lilien's employment will be "at-will", meaning that either Mr. Lilien or the Company could terminate the relationship at any time, with or without "cause", with no obligation on the part of the Company to pay any severance. Mr. Lilien's current base salary is $275,000 per year.

     Effective May 31, 1999, the Company entered into an employment agreement with Mitchell H. Caplan (the "Caplan Agreement"). Under the terms of the Caplan Agreement, Mr. Caplan held the position of President and Chief Executive Officer of Telebanc Financial Corporation, a wholly-owned subsidiary of the Company (now E*TRADE Financial Corporation, or "ETFC"). The Caplan Agreement provides for a term of one year following the closing of the Company's acquisition of ETFC, which occurred on January 12, 2000 (the "Term"). Thus, the Term runs from January 12, 2000 through January 12, 2001. During the Term, in the event that Mr. Caplan's employment is terminated by the Company without "cause" (as defined in the Caplan Agreement) or in the event that Mr. Caplan voluntarily resigns from his position for "good reason" (as defined in the Caplan Agreement), then the Company will continue to pay Mr. Caplan's base salary, until the earlier of:
(i) six months following the termination of employment; or (ii) the date that Mr. Caplan commences employment elsewhere (the "Severance Period"). In the event that Mr. Caplan commences employment elsewhere during the Severance Period, then the Company will pay the difference, if any, between Mr. Caplan's base salary as an employee of the Company and Mr. Caplan's salary with his new employer. In the event that Mr. Caplan remains employed beyond the Term, Mr. Caplan's employment will be "at-will", meaning that either Mr. Caplan or the Company could terminate the relationship at any time, with or without "cause", with no obligation on the part of the Company to pay any severance. Mr. Caplan's current base salary is $325,000 per year.

     In connection with an acquisition of the Company by merger or asset sale, any outstanding option held by the Named Executive Officers under the Company's 1996 Stock Incentive Plan will automatically accelerate in full and all unvested shares of Common Stock held by such individuals subject to direct issuances made under such plan will immediately vest in full, except to the extent such options are to be assumed by, and the Company's repurchase rights with respect to these shares are to be assigned to, the successor corporation. In addition, outstanding options held by the Named Executive Officers, as well as other associates, are subject to a Special Addendum to Stock Option Agreement that provides that unvested options will automatically accelerate in full and all unvested shares of Common Stock held by such individuals subject to direct issuance made under the 1996 Plan will immediately vest in full in the event of the termination of the officer's employment within eighteen months following:
(i) a Corporate Transaction (as defined in the 1996 Plan); or (ii) a Change in Control. Notwithstanding the foregoing, in the event that the Company and the other party to a transaction constituting a Change in Control agree to treat such transaction as a "pooling of interests" for accounting purposes and it is determined that the acceleration mentioned above would preclude the treatment of such transaction as a "pooling of interests" and providing further that, absent such acceleration, the transaction could be treated as a "pooling of interests", then there shall be no acceleration of vesting under the Special Addendum to Stock Option Agreement. Options granted under either the 1993 Stock Option Plan or the 1983 Employee Incentive Stock Option Plan do not contain similar provisions, but the Plan Administrator has discretion to extend provisions of the 1996 Plan to any such options.

CERTAIN SEVERANCE AGREEMENTS

     The Company has a program providing Management Continuity Agreements, which cover certain executive officers, including those named in the Summary Compensation Table (with the exception of Mr. Cotsakos and Ms. Levinson). The program provides that if the executive officer is involuntarily terminated (as defined in the Management Continuity Agreement) within 60 days prior to the occurrence of a change in control or within 18 months following an occurrence of a change of control (as defined in the Management Continuity Agreement), then the executive shall be entitled to receive a severance payment in an amount up to twenty-four months (or such lesser amount determined by the Compensation Committee) of the executive officer's base salary in effect at the time of termination and an amount equal to the amount the executive officer would have received in bonus payments over a period up to twenty-four months (or such lesser amount determined by the Compensation Committee) under the Company's bonus plan as it was in effect immediately prior to the change in control, presuming that the executive officer and the Company each met 100% of all target goals.

     In addition, in the event of an occurrence which constitutes a change of control, any and all loans outstanding by and between the Company and the Chairman and Chief Executive Officer and executive officers (Section 16(b) Insiders) will be forgiven and deemed paid in full and a gross-up payment made for purposes of fulfilling the individual officer's resultant tax liability. For this purpose, an occurrence constituting a change of control shall mean (a) the acquisition (other than from the Company) by any person, entity or "group" of 40% or more of either the then-outstanding shares of Common Stock or the combined voting power or the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or (b) the failure for any reason of individuals who constitute the incumbent Board to continue to constitute at least a majority of the Board; or (c) approval by the shareowners of the Company of a reorganization, merger or consolidation, in each case, with respect to which the shares of the Company's voting stock outstanding immediately prior to such reorganization, merger or consolidation do not constitute or become exchanged for or are converted into more then 40% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then-outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From October 1, 1999 until August 10, 2000, the Compensation Committee was composed of Richard Braddock and William E. Ford. On August 10, 2000, David C. Hayden succeeded Mr. Braddock on the Compensation Committee. None of these individuals was at any time during fiscal 2000, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee, except as follows: Mr. Cotsakos is a member of the Board of Directors of FOX Entertainment Group, Inc. and Mr. Chernin, a director of the Company, is the President and Chief Operating Officer of FOX Entertainment Group, Inc. (See discussion with respect to Messrs. Chernin and Cotsakos immediately following in "Certain Relationships and Related Transactions".)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1996, the Company entered into a consulting arrangement with Mr. Hayter, a director of the Company, to provide international business consulting services. During fiscal year 2000, Mr. Hayter was paid $65,055 for consulting services pursuant to this arrangement.

     In June 1998, the Company entered into an agreement with SOFTBANK Corp., a Japanese corporation ("SOFTBANK Corp."), to form a joint venture in Japan for the provision of retail online brokerage services in Japan. Masayoshi Son, a former director of the Company, is the President and Chief Executive Officer of SOFTBANK Corp. In July 1998, the Company entered into an agreement with SOFTBANK Holdings, Inc., a Delaware corporation ("SOFTBANK Holdings"), whereby SOFTBANK Holdings purchased Common Stock of the Company valued at approximately $400 million. In connection with the joint venture agreement, and during fiscal year 1998, the Company also entered into an agreement to borrow $4,076,000 from SOFTBANK Corp. for working capital purposes. Principal and interest on the loan are due in January 2003. SOFTBANK Holdings is an affiliate of SOFTBANK Corp. The stock purchase agreement with SOFTBANK Holdings specifies, as requested by the Company, that Mr. Son be appointed or elected to the Board of Directors. Mr. Son served on the Company's Board of Directors until October 2000 when he was succeeded by Ronald D. Fisher, the Vice-Chairman of SOFTBANK Holdings. Mr. Fisher is standing for re-election to the Board of Directors at the Annual Meeting.

     The Company has made capital commitments to two venture capital funds organized to assist the Company to maintain a technological leadership position in its industry. Of the $100 million committed by investors to E*TRADE eCommerce Fund ("Fund I"), $25 million was contributed by the Company on October 1, 1999. Of the approximately $200 million committed to E*TRADE eCommerce Fund II ("Fund II"), $50.3 million had been committed by the Company as of June 16, 2000. The Company's capital commitments were made on the same terms as those applicable to the third party investors in the Funds. Each of the Funds invests in early to mid-stage companies that are focused on the infrastructure, tools, services and applications that support the delivery of eCommerce. Through the Funds, the Company is better positioned to identify new, emerging technologies and to capitalize on them. Also, by raising third party capital, the Funds have effectively leveraged the Company's own investment resources.

     Each Fund is managed by its respective General Partner (with respect to each Fund, the "General Partner"). Thomas A. Bevilacqua, the Company's Chief Strategic Investment Officer, and Christos M. Cotsakos, the Chairman of the Board of Directors and Chief Executive Officer of the Company, are the managing members of the General Partner. The Company is a non-managing member of the General Partner. The General Partner receives an annual management fee of approximately 1.75% of the total committed capital, which is paid to the Company net of direct expenses of the Funds. To the extent that the Funds generate a net profit, 20% of Fund I profits and 25% of Fund II profits are allocated to the General Partner. As a member of the General Partner, the Company is entitled to receive 50% of such amount in Fund I and 32% in Fund II, provided that for each of Fund I and Fund II up to one-fifth of the Company's interest can be allocated by the managing members to Company personnel. The managing members of the General Partner and the investment professionals dedicated to the activities of the Funds are entitled to the balance of net profits. To date, no profits have been distributed to any party. In several instances, the managing members of the General Partner have received stock options from companies in which Fund I has invested for their service on the Board of Directors of such companies.

     Through an investment vehicle, Christos M. Cotsakos and Thomas A. Bevilacqua have invested, respectively, $1 million and $0.5 million in each of Fund I and II. Additional executive officers and directors who have invested in Fund I are as follows: Peter Chernin, a director of the Company ($0.5 million through a trust); David C. Hayden, a director of the Company ($1.0 million); Mitchell H. Caplan, Chief Banking Officer of the Company ($0.5 million); William
A. Porter, Chairman Emeritus and a director of the Company ($1.0 million through a trust); Dennis L. Lundien, Chief Internal Audit and Privacy Officer of the Company ($100,000); Connie M. Dotson, Chief Service Quality Officer of the Company ($100,000 through a trust); Jerry D. Gramaglia, President and Chief Operating Officer of the Company ($200,000 through a trust); Joshua Levine, Chief Technology Officer of the Company ($100,000); Judy Balint, Chief International Officer of the Company ($300,000); Lester C. Thurow, a director of the Company ($100,000); Michael G. Sievert, Chief Sales and Marketing Officer of the Company ($100,000); Brigitte VanBaelen, Chief Community Relations Officer and Assistant Corporate Secretary of the Company ($50,000); Pamela S. Kramer, Chief Content Development Officer of the Company ($100,000); Leonard C. Purkis, Chief Financial Officer of the Company ($200,000 through a trust); and Lewis E. Randall, a director of the Company ($100,000 through a trust). The Internet Experience LP, of which the Company's former President and Chief Operating Officer, Kathy Levinson, is a partner, has invested $1.0 million. Softbank America, Inc. of which Ronald D. Fisher, a current director of the Company, is affiliated, has invested $25 million in Fund I. The following entities with which former director Masayoshi Son and current director Ronald D. Fisher are affiliated have made investments totaling $25.0 million in Fund II: Softbank Technology Ventures VI, LP; Softbank U.S. Ventures VI, LP; Softbank Technology Ventures Advisors VI, LP; and Softbank Technology Ventures Side Fund VI, LP.

     Through a wholly-owned entity, the Company has purchased for cash three pieces of residential real estate in the Silicon Valley area and has leased two of the properties to executive officers of the Company with an option to buy at the Company's original purchase price as long as the executive officer is employed by the Company at the time the option is exercised. Jerry D. Gramaglia, President and Chief Operating Officer of the Company, leases one of the pieces of property from the Company at the fair market value rental rate of $8,250 per month. Charles W. Thomson, the Company's Chief People and Culture Officer of the Company, leases one of the pieces of property from the Company at the fair market value rental rate of $5,500 per month. The third piece of property has not yet been leased.

     In June 1998, the Company entered into a joint venture agreement with SOFTBANK Corp. to form E*TRADE Japan KK ("E*TRADE Japan") to provide online securities trading services to residents of Japan. As part of the transaction, the Company invested approximately $8 million in exchange for a 42% ownership position in this joint venture. E*TRADE Japan went public in September 2000, at which point the Company's ownership percentage was reduced from 42% to 32%. Pursuant to the joint venture agreement, the Company had the right to nominate two of the five directors to the board of directors of E*TRADE Japan. The Company nominated Christos M. Cotsakos, the Chairman of the Board of Directors and Chief Executive Officer of the Company, and Judy Balint, the Chief International Officer of the Company. Each of the persons serving on the E*TRADE Japan Board of Directors received warrants to purchase shares of E*TRADE Japan in connection with their service on the Board. Mr. Cotsakos received on March 30, 2000 warrants to purchase 180 shares of E*TRADE Japan at an exercise price of approximately $650 per share and on June 8, 2000 warrants to purchase 70 shares of E*TRADE Japan at an exercise price of approximately $720 per share. On March 30, 2000, Ms. Balint received warrants to purchase 250 shares of E*TRADE Japan at an exercise price of approximately $650 per share. Each warrant becomes exercisable for 25% of the shares subject to the warrant per year. As of September 29, 2000, the last trading day of fiscal 2000, the closing price of shares of E*TRADE Japan on the Nasdaq Japan was approximately $6,301 per share.

     In February 2000, the Company loaned Dennis L. Lundien, the Company's Chief Internal Audit and Privacy Officer, the sum of $1.6 million. The principal amount of the loan is due in March 2002. Interest on the loan at the rate of 6.2% began to accrue immediately. Accrued interest on the loan is due upon loan maturity and the loan is collateralized by a deed of trust on real property.

     In March 2000, the Company loaned Theodore J. Theophilos, the Company's Chief Legal Affairs Officer and Corporate Secretary, $4.0 million to fund a portion of the purchase of a personal residence in the Silicon Valley area. The principal amount of the loan is due in March 2005. Interest on the loan at the rate of 6.8% begins to accrue in April 2003. Accrued interest on the loan is due upon loan maturity and the loan is collateralized by a deed of trust on real property.

     In May 2000, the Company loaned Charles W. Thomson, Chief People and Culture Officer of the Company, approximately $4.2 million to fund a portion of the purchase of a personal residence in the Silicon Valley area. The principal amount of the loan is due in May 2005. Interest on the loan at the rate of 6.4% begins to accrue in June 2003. Accrued interest on the loan is due upon loan maturity and the loan is collateralized by a deed of trust on real property. The property which is the subject of the deed of trust is currently listed for sale.

     In May and June 2000, the Company made loans to six executive officers of the Company, the proceeds of which were applied solely to pay the purchase price for shares of the Company's stock pursuant to the exercise of vested stock options. The executive officers who participated in this program exercised and held the option shares purchased with the proceeds of the loans. The Company loaned the following officers the amounts listed, to purchase the number of shares listed following their names: Christos M. Cotsakos, Chairman of the Board and Chief Executive Officer, (approximately $14.4 million to purchase 1,730,572 shares); Jerry D. Gramaglia, President and Chief Operating Officer (approximately $900,000 to purchase 100,000 shares); Michael Sievert, Chief Sales and Marketing Officer (approximately $73,000 to purchase 7,000 shares); Connie M. Dotson, Chief Service Quality Officer (approximately $1.3 million to purchase 157,064 shares); Leonard C. Purkis, Chief Financial Officer (approximately $1.8 million to purchase 200,000 shares); and Pamela Kramer, Chief Content Development Officer (approximately $80,000 to purchase 7,184 shares). The principal amount of each loan is due thirteen months after it was made. Interest on each loan at the rate of 7.75% began to accrue immediately. Accrued and unpaid interest on each loan is due one year from the date of that loan and additional accrued but unpaid interest for the last month of the term is due on maturity. Each loan is collateralized by a stock pledge of the number of shares purchased with the proceeds of the loan.

     On May 15, 2000, the Company entered into a strategic alliance with Wit SoundView Group, Inc. ("Wit" or trading symbol "WITC"). The transactions contemplated by the strategic alliance were contingent on the closing of the acquisition of E*OFFERING Corp. ("E*OFFERING") by Wit, which closed on October 16, 2000. In connection with the closing, several of the Company's executive officers and directors received shares of Common Stock of Wit in exchange for their shares or options to purchase shares of E*OFFERING. Christos M. Cotsakos, Chairman of the Board and Chief Executive Officer, received 367,610 shares of WITC in exchange for 550,000 shares of Common Stock of E*OFFERING. Suzanne Cotsakos, Mr. Cotsakos' daughter, received 8,042 shares of

WITC in exchange for 10,500 shares plus accrued but unpaid dividends of Series A Preferred Stock of E*OFFERING. (Mr. Cotsakos disclaims beneficial ownership of his daughter's interest.) Kathy Levinson, former President and Chief Operating Officer, received 100,257 shares of WITC in exchange for 150,000 shares of Common Stock and options to purchase 66,838 shares of WITC in exchange for options to purchase 100,000 shares of Common Stock of E*OFFERING. Thomas A. Bevilacqua, Chief Strategic Investment Officer, received 133,676 shares of WITC in exchange for 200,000 shares of Common Stock of E*OFFERING and 3,830 shares of WITC for 5,000 shares plus accrued but unpaid dividends of Series A Preferred Stock of E*OFFERING. A family trust under which Connie M. Dotson, Chief Service Quality Officer, is a trustee received 6,127 shares of WITC in exchange for 8,000 shares plus accrued but unpaid dividends of Series A Preferred Stock of E*OFFERING. Jerry D. Gramaglia, President and Chief Operating Officer, received 6,127 shares of WITC for 8,000 shares plus accrued but unpaid dividends of Series A Preferred Stock and options to purchase 16,710 shares of WITC in exchange for options to purchase 25,000 shares of Common Stock of E*OFFERING. Dennis L. Lundien, Chief Internal Audit and Privacy Officer, received 3,830 shares of WITC for 5,000 shares plus accrued but unpaid dividends of Series A Preferred Stock of E*OFFERING. A revocable trust of which William A. Porter, Chairman Emeritus and a director of the Company, is a trustee, received 22,978 shares of WITC in exchange for 30,000 shares plus accrued but unpaid dividends of Series A Preferred Stock of E*OFFERING. A revocable trust under which Leonard
C. Purkis, Chief Financial Officer, is a trustee received 6,127 shares of WITC for 8,000 shares plus accrued but unpaid dividends of Series A Preferred Stock of E*OFFERING. Brigitte VanBaelen, Chief Community Relations Officer and Assistant Corporate Secretary, received 1,532 shares of WITC in exchange for 2,000 shares plus accrued but unpaid dividends of Series A Preferred Stock of E*OFFERING. William Ford, a director of the Company, received options to purchase 50,129 shares of WITC in exchange for options to purchase 75,000 shares of Common Stock of E*OFFERING. Judy Balint, Chief International Officer, received 6,127 shares of WITC in exchange for 8,000 shares plus accrued but unpaid dividends of Series A Preferred Stock of E*OFFERING. Softbank Technology Ventures V LP, Softbank Technology Ventures Advisors Fund V LP and Softbank Technology Entrepreneurs Fund V LP, with which Masayoshi Son, a former director of the Company, and Ronald D. Fisher, a current director of the Company, are affiliated received a total of 2,287,517 shares of WITC in exchange for 2,412,905 shares plus accrued but unpaid dividends of Series C Preferred Stock of E*OFFERING. See below for discussion of interests of General Atlantic Coinvestment Partners II LP and General Atlantic Partners 61 LP, and additional General Atlantic Partners entities, of which director William E. Ford is affiliated.

     On January 12, 2000, General Atlantic Partners 61, L.P. ("GAP 61"), with which director William E. Ford is affiliated, purchased an aggregate of 6,003,560 shares of Series C Convertible Preferred Stock of E*OFFERING, an affiliate of the Company, for an aggregate purchase price of approximately $20,900,076 and GAP Coinvestment Partners II, L.P. ("GAPCO II") purchased an aggregate of 1,295,290 shares of Series C Convertible Preferred Stock of E*OFFERING for an aggregate purchase price of approximately $4,509,268. General Atlantic Partners, LLC ("GAP LLC") is the general partner of GAP 61 and General Atlantic Partners II, L.P., a shareowner of the Company. The managing members of GAP LLC are also the general partners of GAP Coinvestment Partners, L.P. ("GAPCO I"), a shareowner of the Company, and GAPCO II. Mark F. Dzailga, a managing member of GAP LLC and a general partner of each of GAPCO I and GAPCO II, was a member of the Board of Directors of E*OFFERING.

     Pursuant to an Agreement and Plan of Merger dated May 15, 2000 (the "Merger Agreement"), by and among E*OFFERING, Wit and the Wit Sound View Corporation ("Merger Sub"), E*OFFERING was merged with and into the Merger Sub (the "Merger"). On October 16, 2000, the effective date of the Merger, each of GAPCO II and GAP 61 exchanged its shares of Series C Convertible Preferred Stock of E*OFFERING for 1,235,899 and 5,728,287 shares of Common Stock of WITC, respectively. Effective October 16, 2000, William E. Ford, a director of the Company, became a director of Wit. Mr. Ford is a managing member of GAP LLC and a general partner of each of GAPCO I and GAPCO II.

     Pursuant to the Share Reallocation and Escrow Participation Agreement dated as of September 30, 2000, by and among Wit, Merger Sub, the Company and certain of the shareholders of E*OFFERING, including GAP 61 and GAPCO II, the parties agreed that (i) certain shares of Common Stock of WITC received by such shareholders (other than the Company) in the merger that would not otherwise be deposited in the escrow fund under the Merger Agreement would be deposited in the escrow fund in lieu of certain shares of Common Stock of WITC received by the Company and its affiliates in the Merger that would otherwise have been deposited in the escrow fund, and (ii) certain shares of Common Stock of WITC that would otherwise be received by such shareholders (other than the Company) in the Merger would be instead allocated to the Company under the Merger Agreement.

     Pursuant to the Stock Purchase Agreement dated May 15, 2000 (the "Stock Purchase Agreement") by and among Wit, the Company, General Atlantic Partners 68, L.P. ("GAP 68"), GAPCO II and GapStar, LLC ("GapStar" and together with GAP 68 and GAPCO II, the "Purchasers"), Wit agreed to issue and sell to the Purchasers or their designees, and the Purchasers agreed to purchase from Wit, an aggregate of 2,000,000 shares of Common Stock at a price per share of $10.25, for an aggregate purchase price of $20,500,000. Pursuant to a Letter Agreement dated October 16, 2000 by and among Wit, the Company, GapStar, GAP 61 and GAPCO II, GAP 68 and GapStar agreed to assign and transfer all of their rights under the Stock Purchase Agreement to GAP 61 and GAPCO II, and each of GAP 61 and GAPCO II agreed to purchase an aggregate of 1,645,070 and 354,930 shares of Common Stock of WITC, respectively, for an aggregate purchase price of approximately $16,861,967 and $3,638,032, respectively. On October 24, 2000, each of GAP 61 and GAPCO II funded such aggregate purchase price to Wit.

PERFORMANCE GRAPH

     The following performance graph shows the percentage change in cumulative total return to a holder of the Company's Common Stock, assuming dividend reinvestment, compared with the cumulative total return, assuming dividend reinvestment, of the NASDAQ Stock Market--U.S. Index and the Chase Hambrecht & Quist Internet 100 Index during the period from August 16, 1996 (the date the Company's Common Stock commenced public trading) through September 30, 2000.

                 COMPARISON OF 49 MONTH CUMULATIVE TOTAL RETURN*
                      AUGUST 16, 1996 TO SEPTEMBER 30, 2000


                   [PERFORMANCE GRAPH OF E*TRADE APPEARS HERE]


------------------------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------
                                                        8/16/96    9/30/96    9/30/97    9/30/98    9/30/99    9/30/00
                                                        -------    -------    -------    -------    -------    -------
------------------------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------
E*TRADE GROUP, INC.                                       $100       $117       $418       $166       $835       $584
------------------------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------
NASDAQ STOCK MARKET - U.S. INDEX                          $100       $108       $149       $151       $247       $328
------------------------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------
CHASE HAMBRECHT & QUIST INTERNET 100 INDEX
                                                          $100       $110       $133       $183       $567       $819
------------------------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------

----------------
*  $100 invested on 8/16/96 in stock or index.

     Beginning fiscal year 1998, the Company elected to utilize the Chase Hambrecht & Quist Internet 100 Index as its basis for comparison of cumulative total return. The Company believes that the Chase Hambrecht & Quist Internet 100 Index is the best representation of the Company's peer group.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-ten-percent shareowners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended September 30, 2000, all filing requirements under Section 16(a) applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with except as follows: Initial Statements of Beneficial Ownership of Securities on Form 3 were filed late for director Peter Chernin, Amy J. Errett, the Company's Chief Asset Gathering

Officer, and Michael Sievert, the Company's Chief Sales and Marketing Officer; in November 2000, Joshua Levine, the Company's Chief Technology Officer, reported on a Form 5 the grant of options to purchase 100,000 shares of Common Stock which was due to be reported on a Form 4 on June 10, 2000.

                              SHAREOWNER PROPOSALS

     Shareowner proposals may be submitted for inclusion in the Company's next proxy statement after the meeting to be held on December 21, 2000, but must be received by the Company no later than July 24, 2001. The proposal must be mailed to the Company's principal executive offices, 4500 Bohannon Drive, Menlo Park, California 94025, Attention: Theodore J. Theophilos, Corporate Secretary. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

     Under the terms of the Company's Bylaws, shareowners who intend to present an item of business at the next Annual Meeting of Shareowners after the meeting to be held on December 21, 2000 (other than a proposal submitted for inclusion in the Company's proxy materials) must provide notice of such business to the Corporate Secretary no earlier than June 24, 2001 and no later than July 24, 2001, as set forth more fully in such Bylaws.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter, a copy of which is attached as APPENDIX B, adopted by the Board of Directors (the "Board"), the Audit Committee of the Board (the "Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended September 30, 2000, the Committee met four times and acted once by unanimous written consent, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer and independent auditors prior to public release. The members of the Audit Committee have been determined to be independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing, and concurred in the appointment of a new director of internal audit, Dennis L. Lundien, Chief Internal Audit and Privacy Officer. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareowner approval, of the independent auditors, and the Board concurred in such recommendation.

     Submitted by the Audit Committee of the Company's Board of Directors:

                                                     Lester C. Thurow (Chair)
                                                     Lewis E. Randall
                                                     Peter Chernin


                                   FORM 10-K

     The Company filed an Annual Report on Form 10-K for fiscal year 2000 with the Securities and Exchange Commission on November 8, 2000. Shareowners may obtain a copy of this report, without charge, by writing to Theodore J. Theophilos, Corporate Secretary, at the Company's principal offices located at 4500 Bohannon Drive, Menlo Park, California 94025.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

     It is important that your shares are represented at the meeting, regardless of the number of shares you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. If you elected to receive the Annual Report and Proxy Statement electronically over the Internet, you will not receive a paper proxy card and we encourage you to vote online, unless you cancel your enrollment. Shareowners who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                            By Order of the Board of Directors,


                                            /s/ Christos M. Cotsakos

                                            Christos M. Cotsakos
                                            CHAIRMAN OF THE BOARD AND CHIEF
                                            EXECUTIVE OFFICER


November 22, 2000
Menlo Park, California

APPENDIX A:  E*TRADE Bonus Plan


                               E*TRADE GROUP, INC.

                              ASSOCIATE BONUS PLAN

                           (EFFECTIVE OCTOBER 1, 2000)


I.   PURPOSES

     The purposes of this Associate Bonus Plan (the "Plan") are: (a) to provide greater incentive for the Company's associates continually to exert their best efforts on behalf of E*TRADE Group, Inc. (the "Company") by rewarding them for services rendered with compensation that is in addition to their regular salaries; (b) to attract and to retain in the employ of the Company persons of outstanding competence; and (c) to further the identity of interests of such associates with those of the Company's shareowners through a strong performance-based reward system.

II.  FORM OF AWARDS

     Incentive compensation awards under this Plan shall be generally granted in cash, less any applicable withholding taxes; provided that the Compensation Committee of the Board of Directors (the "Committee") may determine, from time to time, that all or a portion of any award may be paid in the form of an equity based incentive, including without limitation stock options, restricted shares, or outright grants of Company stock.

III. DETERMINATION OF AWARDS

     1. Incentive awards for participants other than the Chairman and Chief Executive Officer shall be determined annually according to the achievement of Company and Divisional Performance Matrix targets that shall be established in the first 90 days of each year by the Committee or, in the case of individuals other than the Chairman and Chief Executive Officer, its designee. The Company Performance Matrix shall include some or all of the following: target company revenue, earnings per share, customer satisfaction and associate survey performance results. The Divisional Performance Matrix shall include some or all of the following: revenue, cost, product, people and customer goals. Awards shall be defined by reference to a target percentage of base salary determined, from time to time, by the Committee or its designee. Incentive awards described in this subsection shall be calculated and paid on an annual basis, based on performance over the course of that year. Except as otherwise provided below, in the event that the Company achieves 100% of the target Company Performance Matrix for a given period, associates will receive 100% of their target bonus amounts. In the event that the Company achieves less than 100% of the Company Performance Matrix target but achieves at least certain minimum threshold goals established by the Committee, associates will receive a pro-rated share of their target bonus amounts; in the event that the Company achieves Company Performance Matrix goals that exceed the target to a level established by the Committee, associates will receive proportionately larger bonus amounts; in the event that the Company does not achieve at least the minimum threshold Company Performance Matrix goals, then no associate will receive any payment under this plan. If, and only if, the Company achieves at least the minimum Company Performance Matrix goals established by the Committee, then associates other than the Chairman and Chief Executive Officer will be entitled to earn an additional bonus amount based on achievement of the Divisional Performance Matrix, at such levels as may be established by the Committee or its designee. With respect to all associates other than Section 162(m) "covered persons", the Committee or its designee reserves the right to modify any criteria, goals or payment amounts as appropriate. As discussed in Section III(3), below, the Committee shall have the power to reduce any amount payable to any
     Section 162(m) "covered person" or to determine that no amount shall be payable to such "covered person."

     2. Incentive awards for the Chairman and Chief Executive Officer shall be determined annually, solely according to the achievement of those Company Performance Matrix goals applicable to all other associates of the Company. There shall be no Divisional Performance Matrix applicable to the Chairman and Chief Executive Officer and no award based on such Matrix. The Committee shall determine the Chairman and Chief Executive Officer's award each year. Payouts for the Chairman and Chief Executive Officer shall be made on an annual basis, based on the Company's results for the full year.

     3. Notwithstanding anything to the contrary contained in this Plan, the Committee shall have the power, in its sole discretion, to reduce the amount payable to any Participant (or to determine that no amount shall be payable to such Participant) with respect to any award prior to the time the amount otherwise would have become payable hereunder. In the event of such a reduction, the amount of such reduction shall not increase the amounts payable to other participants under the Plan. The maximum award that may be payable under this Plan for Fiscal Year 2001 shall be six times the base salary of any associate, including the Chairman and Chief Executive Officer, as of November 1, 2000.

IV.  ADMINISTRATION

     1. Except as otherwise specifically provided, the Plan shall be administered by the Committee or, in the case of individuals other than the Chairman and Chief Executive Officer and Section 162(m) "covered persons," the Committee's designee. The Committee members shall be appointed pursuant to the Bylaws of the Company, and the members thereof shall be ineligible for awards under this Plan for services performed while serving on said Committee.

     2. The decision of the Committee or, in the case of individuals other than the Chairman and Chief Executive Officer and Section 162(m) "covered persons," the Committee's designee, with respect to any questions arising as to interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be, in its sole and absolute discretion, final, conclusive and binding.

V.   ELIGIBILITY FOR AWARDS

     1. Awards under the Plan may be granted by the Committee or its designee to any associate who is in good standing (as determined by the Committee or its designee) at the time the award is made. Generally, associates subject to any performance warning or disciplinary action will not be eligible to receive any payment under this Plan. No award may be granted to a member of the Company's Board of Directors except for services performed as an associate of the Company.

     2. To be eligible for an award an associate shall be employed by the Company as of the date final award amounts are calculated and approved by the Committee under this Plan.

     3. Unless otherwise determined by the Committee or its designee, in its sole discretion, for purposes of this Plan, the term "associate" shall include an employee of a corporation or other business entity in which this Company shall directly or indirectly own 50% or more of the outstanding voting stock or other ownership interest.

VI.  AWARDS

     1. The Committee shall determine each year the payments, if any, to be made under the Plan. Awards for any fiscal year shall be granted not later than the end of the first quarter of the fiscal year, and payments pursuant to the Plan shall be made as soon as practicable after the close of the fiscal year.

     2. Upon the granting of awards under this Plan, each participant shall be informed of his or her award by his or her direct manager and that such award is subject to the applicable provisions of this Plan.

VII. DEFERRAL OF AWARDS

     A participant in this Plan who is also eligible to participate in any deferred compensation plan offered by the Company may elect to defer payments pursuant to the terms of that plan.

VIII. RECOMMENDATIONS AND GRANTING OF AWARDS

     1. Recommendations for awards shall be made to the Committee or its designee by the Chief Executive Officer and/or the Chief People and Culture Officer, except that, with respect to the President and Chief Operating Officer, recommendations for awards shall be made solely by the Chairman and Chief Executive Officer.

     2. Any award shall be made in the sole discretion of the Committee, which shall take final action on any such award. No person shall have a right to an award under this Plan until final action has been taken granting such award.

IX.  AMENDMENTS AND EXPIRATION DATE

     While it is the present intention of the Company to grant awards annually, the Committee reserves the right to modify or amend this Plan or any formula, target or goal established hereunder from time to time or to repeal the Plan entirely, or to direct the discontinuance of granting awards either temporarily or permanently, at any time, except as otherwise prohibited by law, including the restrictions described in Section 162(m) of the Internal Revenue Code, as such statute may be amended in the future.

X.   MISCELLANEOUS

     All expenses and costs in connection with the operation of this Plan shall be borne by the Company and no part thereof shall be charged against the awards anticipated by the Plan. Nothing contained herein shall be construed as a guarantee of continued employment of any participant hereunder. This Plan shall be construed and governed in accordance with the laws of the State of California.

APPENDIX B:  Audit Committee Charter

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

SECTION I - PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

o Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.
o Review and appraise the audit efforts of the Company's independent accountants.
o Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

SECTION II - ORGANIZATION

     There shall be an Audit Committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall consist of at least three (3) members who at all times shall be members of the Board of Directors, and that such members shall be designated by resolution of the Board of Directors, each such member to serve until he is no longer a director or until removed and a successor is elected by the Board of Directors, whichever shall first occur. The Audit Committee members shall all be financially literate, as defined by the National Association of Securities Dealers ("NASD"), and at least one member of the Audit Committee shall have accounting and related financial management expertise. The Audit Committee shall be composed of directors who are independent as that term is defined by the NASD.

SECTION III - STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

SECTION IV - CONTINUOUS ACTIVITIES - GENERAL

1. Provide an open avenue of communication between the independent auditor, and the board of directors.

2. Meet four times per year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

3.   Confirm the independence of the independent auditor.

4. Review with the independent auditor the coordination of audit efforts regarding the completeness of coverage, and the effective use of audit resources. the responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. in exercising its business judgment, the

     Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

5. Inquire of management and the independent auditor, about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company and related entities.

6.   Consider and review with the independent auditor:

     a) The adequacy of the Company's and related entities' internal controls including computerized information system controls and security.
     b) Related findings and recommendations of the independent auditor together with management's responses.
     c) New or proposed financial reporting issues to determine their impact on the Company.

7.   Consider and review with management, and the independent auditor:

     a) Significant findings during the year, including the status of previous audit recommendations.

     b) Any difficulties encountered in the course of audit work including any restrictions on the scope or activities or access to required information.

8. Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

9. Instruct the independent auditor that the Audit Committee as representatives of the Board of Directors and the shareholders, is the auditor's client.

10. Report periodically to the Board of Directors on significant results of the foregoing activities.

11.  Review and update this Charter periodically, as conditions dictate.

12. Perform such duties required to be performed by independent directors of the Company pursuant to law or the bylaws or regulations of the Nasdaq Stock Market.

13. Perform such other duties as the Board of Directors may from time to time assign to it.

SECTION V - CONTINUOUS ACTIVITIES - RE: REPORTING SPECIFIC POLICIES

1. Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices. in conjunction with this timely analysis, the Audit Committee should review related SEC filings on Form 10-K prior to submission to the sec. in addition, filings on form 10-Q should be reviewed either with the Chair of the Committee or the entire Committee.

2. Provide that financial management and the independent auditor discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company.

3. Inquire as to the auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

4. Determine, in regard to new transactions or events, management's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management and assure concurrence of the auditor's with such reasoning.

5. Inquire as to the auditor's views about how the Company's choices of accounting principles and disclosure practices may affect public views and attitudes about the Company.

SECTION VI - SCHEDULED ACTIVITIES

1. Recommend the selection of the independent auditor for approval by the Board of Directors and election by shareowners, approve the compensation of the independent auditor, and review and approve management's proposed discharge of the independent auditor.

2. Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor.

3. Review with management and the independent auditor the results of annual audits and related comments including:

     a) The independent auditor's audit of the Company's and related entities' annual financial statements, accompanying footnotes and its report thereon.
     b) Any significant changes required in the independent auditor's audit plans.
     c) Any difficulties or disputes with management encountered during the course of the audit.
     d) The auditor's reasoning in accepting or questioning significant estimates made by management.
     e) Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

4.   Review any reports of examination made by regulatory authorities.

5. Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the Board to recommend the appointment of the auditor.

SECTION VII - OVERSIGHT ACTIVITIES

1. Be apprised of all management consulting engagements performed by the Company's independent auditor as well as any other study undertaken at the request of management that is beyond the scope of the audit engagement letter. Consider the impact of these projects on the auditor's independence based on their nature and the significance of their fees.

2. Review periodically with the Chief Legal Affairs Officer, legal and regulatory matters that may have a material impact on the Company's and related entities' financial statements, compliance policies and programs.

3. Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. the committee shall be empowered to retain independent counsel and other professionals to assist it in the conduct of any investigation.

4. Discuss and assist management with the formation and maintenance of an internal audit function. The primary function of the Internal Audit Department would be to assist the Audit Committee in fulfilling its oversight responsibilities by reviewing, in detail and on an on-going, daily basis: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the board have established; and the Company's auditing, accounting and financial reporting processes generally.

5. Review management's development and the monitoring of the Company's compliance with its Code of Ethical Conduct.

6. Review and approve agreements or arrangements (other than employment agreements approved by the Compensation Committee of the Board of Directors) between the Company and Executive Officers (or entities in which an Executive Officer holds an interest) in which agreements or arrangements the Committee believes are in the best interests of the Company to engage.

SECTION VIII - GENERAL

1. The Committee shall hold regular meetings at such places and at such times as shall be determined from time to time by resolution of the Committee, and that special meetings of the Committee may be held from time to time pursuant to the call of the chairman of the Committee. In lieu of a meeting, the Audit Committee may also act by unanimous written consent resolution.

2. The chairman of the Committee shall, when present, preside at all of the meetings of the Committee and shall call and designate the time and place of all special meetings of the Committee.

3. The Committee shall designate a person (who need not be a member of the Committee) to keep minutes of its meetings. the minutes shall be retained by the Corporate Secretary of the Company.

4. The Committee shall report periodically to the board on significant results of the foregoing activities.

5. The Committee shall perform such other duties as the Board may from time to time assign to it.

Appendix C:

                               E*TRADE GROUP, INC.
                            1996 STOCK INCENTIVE PLAN

                AS AMENDED AND RESTATED THROUGH OCTOBER 25, 2000

                                  ARTICLE ONE

                               GENERAL PROVISIONS


ALL SHARE NUMBERS IN THIS DOCUMENT REFLECT THE 2-FOR-1 STOCK SPLITS EFFECTED ON
                       JANUARY 29, 1999 AND MAY 21, 1999.


I.   PURPOSE OF THE PLAN

     This 1996 Stock Incentive Plan is intended to promote the interests of E*TRADE Group, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

     Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.  STRUCTURE OF THE PLAN

     A.   The Plan shall be divided into five separate equity programs:

          - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

          - the Salary Investment Option Grant Program under which eligible associates may elect to have a portion of their base salary invested each year in special option grants,

          - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

          - the Automatic Option Grant Program under which eligible non-associate Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock, and

          - the Director Fee Option Grant Program under which non-associate Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special option grant.

     B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

     A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Associates eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

     B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

     C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

     D. The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Associates shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

     E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

     F. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

IV.  ELIGIBILITY

     A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

          1.   Associates,

          2. non-associate members of the Board or the board of directors of any Parent or Subsidiary, and

          3. consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

     B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

     C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

     D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

     E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as non-associate Board members on the Underwriting Date who have not previously received a stock option grant from the Corporation, (ii) those individuals who first become non-associate Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who continue to serve as non-associate Board members at one or more Annual Stockholders Meetings held after the Underwriting Date. A non-associate Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-associate Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-associate Board member.

     F. All non-associate Board members shall be eligible to participate in the Director Fee Option Grant Program.

V.   STOCK SUBJECT TO THE PLAN

     A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 85,399,992 shares, except as adjusted from time to time as set forth in Section V(B) below. Such authorized share reserve is comprised of (i) the shares subject to the outstanding options under the Predecessor Plan which have been incorporated into the Plan plus (ii) an additional increase of 16,000,000 shares authorized by the Board and subsequently approved by the stockholders prior to the Section 12 Registration Date, plus (iii) an additional increase of 7,600,000 shares authorized by the Board on December 22, 1997, and approved by the stockholders at the 1998 Annual Meeting; plus (iv) an additional increase of 11,000,000 shares authorized by the Board on October 21, 1998, and approved by the stockholders at the 1999 Annual Meeting; plus (v) an additional increase of 11,900,000 shares authorized by the Board and approved by the stockholders on December 21, 1999; plus (vi) an additional increase of 14,923,512 shares authorized by the Board on October 25, 2000, subject to stockholder approval at the Annual Meeting to be held December 21, 2000.

     B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase, on the first trading day of January of each calendar year in the four (4) calendar-year period beginning with the 2002 calendar year and continuing through the share increase effected for calendar year 2005, by an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year.

     C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 2,000,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1996 calendar year, and for more than 6,000,000 shares of Common Stock in the aggregate per calendar year, beginning with the 2001 calendar year.

     D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

     E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-associate Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO


                       DISCRETIONARY OPTION GRANT PROGRAM


I.   OPTION TERMS

     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

     A.   EXERCISE PRICE.

          1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Seven and the documents evidencing the option, be payable in one or more of the forms specified below:

               (i) cash or check made payable to the Corporation,

               (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

     C.   EFFECT OF TERMINATION OF SERVICE.

          1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

               (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

               (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

               (iii) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

               (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

          2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

               (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

               (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

     D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

     E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

     F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.  INCENTIVE OPTIONS

     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II.

     A.   ELIGIBILITY. Incentive Options may only be granted to Associates.

     B. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Associate under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Associate holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

     C. 10% STOCKHOLDER. If any Associate to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

     B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

     C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

     D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

     E. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen
(18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

     F. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen
(18) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

     G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

     H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.  CANCELLATION AND REGRANT OF OPTIONS

     The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

V.   STOCK APPRECIATION RIGHTS

     A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

     B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

               (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

               (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

               (iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

     C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

               (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

               (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty
          (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the

          Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

               (iii) The Plan Administrator shall, at the time the limited stock appreciation right is granted, pre-approve the subsequent exercise of that right in accordance with the terms and conditions of this Section V.C. Accordingly, no additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

               (iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.

                                 ARTICLE THREE


                     SALARY INVESTMENT OPTION GRANT PROGRAM


I.   OPTION GRANTS

     The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Associates eligible to participate in the Salary Investment Option Grant Program for those calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). The Primary Committee shall have complete discretion to determine whether to approve the filed authorization in whole or in part. To the extent the Primary Committee approves the authorization, the individual who filed that authorization shall automatically be granted an option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

II.  OPTION TERMS

     Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below.

     A.   EXERCISE PRICE.

          1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

          X    = A / (B x 66-2/3%), where

          X is the number of option shares,

          A is the dollar amount of the approved reduction in the Optionee's base salary for the calendar year, and

          B is the Fair Market Value per share of Common Stock on the option grant date.

     C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

     D. EFFECT OF TERMINATION OF SERVICE. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

     A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

     B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant

Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the EARLIER of (i) the expiration of the ten
(10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service or (iii) the surrender of the option in connection with a Hostile Take-Over.

     C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

     D. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.  REMAINING TERMS

     The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FOUR


                             STOCK ISSUANCE PROGRAM


I.   STOCK ISSUANCE TERMS

     Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

     A.   PURCHASE PRICE.

          1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

          2. Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

               (i) cash or check made payable to the Corporation, or

               (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

     B.   VESTING PROVISIONS.


          1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

               (i) the Service period to be completed by the Participant or the performance objectives to be attained,

               (ii) the number of installments in which the shares are to vest,

               (iii) the interval or intervals (if any) which are to lapse between installments, and

               (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

          2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

          4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

          5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. All of the Corporation's outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase/cancellation rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii)
such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

     B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof).

     C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

III. SHARE ESCROW/LEGENDS

     Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FIVE


                         AUTOMATIC OPTION GRANT PROGRAM


I.   OPTION TERMS

     A.   GRANT DATES. Option grants shall be made on the dates specified below:

          1. Each individual serving as a non-associate Board member on the Underwriting Date shall automatically be granted at that time a Non-Statutory Option to purchase 80,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary and has not previously received a stock option grant from the Corporation.

          2. Each individual who is first elected or appointed as a non-associate Board member at any time after the Underwriting Date until April 19, 2000 shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 80,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

          3. Each individual who is first elected or appointed as a non-associate Board member at any time after April 19, 2000 shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 50,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

          4. On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided such individual has served as a non-associate Board member for at least six (6) months. There shall be no limit on the number of such 20,000 share option grants any one Eligible Director may receive over his or her period of Board service, and non-associate Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation prior to the Underwriting Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

     B.   EXERCISE PRICE.

          1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

     D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 50,000-share or 80,000-share grant (as applicable, in accordance with the provisions of Sections I.A.2 and I.A.3 of this Article Five) shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual 20,000-share grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of two (2) years of Board service measured from the option grant date.

     E. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

               (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

               (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

               (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

               (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve
          (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.  CORPORATE TRANSACTION/CHANGE IN CONTROL/ HOSTILE TAKE-OVER

     A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

     B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

     C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Stockholder approval of the Plan, as amended and restated on December 24, 1998, shall constitute pre-approval of the surrender of each automatic option in accordance with the terms and provisions of this Section II.C. No additional approval of any Plan Administrator or the consent of the Board shall be required in connection with such option surrender and cash distribution.

     D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

     E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

     The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE SIX


                        DIRECTOR FEE OPTION GRANT PROGRAM


I.   OPTION GRANTS

     Each non-associate Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-associate Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

II.  OPTION TERMS

     Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

     A.   EXERCISE PRICE.

          1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

          X = A / (B x 66-2/3%), where

          X is the number of option shares,

          A is the portion of the annual retainer fee subject to the non-associate Board member's election, and

          B is the Fair Market Value per share of Common Stock on the option grant date.

     C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) equal monthly installments upon the Optionee's completion of each month of Board service over the twelve (12)-month period measured from the grant date. Each option shall have a maximum term of ten (10) years measured from the option grant date.

     D. TERMINATION OF BOARD SERVICE. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the EARLIER of
(i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     E. DEATH OR PERMANENT DISABILITY. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the EARLIER of (i) the expiration of the ten
(10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

          Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Board service.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

     A. In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service.

     B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the EARLIER or (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

     C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

     D. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.  REMAINING TERMS

     The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                 ARTICLE SEVEN


                                  MISCELLANEOUS


I.   FINANCING

     The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.  TAX WITHHOLDING

     A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

     B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

          STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

          STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III. EFFECTIVE DATE AND TERM OF THE PLAN

     A. The Plan was initially adopted by the Board on May 31, 1996, and was subsequently approved by the stockholders. The Discretionary Option Grant and the Stock Issuance Programs became effective immediately upon the Plan Effective Date.

     B. The Automatic Option Grant Program became effective on the Underwriting Date. The Plan was subsequently amended by the Board on December 22, 1997 to (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by 7,600,000 shares, (ii) allow individuals who administer the Plan to be included in the group of non-associate Board members eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs, (iii) remove certain restrictions on the eligibility of non-associate Board members to serve as Plan Administrator, and (iv) effect a series of technical changes to the provisions of the Plan (including stockholder approval requirements, certain holding period restrictions, and the frequency of which the Automatic Option Grant Program may be amended) in order to take advantage of the November 1996 amendments to Rule 16b-3 of the 1934 Act which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws ("December 1997 Amendment"). The December 1997 Amendment was approved by the stockholders at the 1998 Annual Meeting.

     C. On October 21, 1998, the Board amended and restated the Plan to increase the maximum number of shares of Common Stock authorized for issuance under the Plan by 11,000,000 shares, to 58,576,480 shares of Common Stock. On December 24, 1998 the Board again amended and restated the Plan to incorporate the Salary Investment Option Grant and Director Fee Option Grant Programs. Both Amendments were approved by the stockholders at the 1999 Annual Meeting. The Salary Investment Option Grant Program and Director Fee Option Program shall not be implemented until such time as the Primary Committee may deem appropriate. The option grants made prior to the October 1998 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances and nothing in the October 1998 Amendment shall be deemed to modify or in any away affect those outstanding options or issuances.

     D. On December 21, 1999, the Board amended and restated the Plan to increase the maximum number of shares of Common Stock authorized for issuance under the Plan by 11,900,000 shares, to 70,476,480 shares of Common Stock. The Amendment was concurrently approved by the stockholders on December 21, 1999. The option grants made prior to the December 1999 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances and nothing in the

December 1999 Amendment shall be deemed to modify or in any away affect those outstanding options or issuances.

     E. On April 19, 2000, the Board amended and restated the Plan to reduce the number of shares granted upon the initial grant to new non-associate Board members under Article Five of the Plan from 80,000 shares of Common Stock to 50,000 shares of Common Stock.

     F. On October 25, 2000, the Board amended and restated the Plan to (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by 14,923,512 shares, subject to stockholder approval at the Annual Meeting to be held December 21, 2000 (ii) to provide that the number of shares of Common Stock available for issuance under the Plan shall automatically increase, on the first trading day of January of each calendar year in the four
(4) calendar-year period beginning with the 2002 calendar year and continuing through the share increase effected for calendar year 2005, by an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, subject to stockholder approval at the Annual Meeting to be held
December 21, 2000 and (iii) to increase the maximum number of shares which any one person participating in the Plan may receive in options, separately exercisable stock appreciation rights and direct stock issuances to 6,000,000 shares in the aggregate beginning with the calendar year 2001 from the 2,000,000 share maximum in effect from the Plan Effective Date through calendar year 2000. The option grants made prior to the October 2000 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances and nothing in the October 2000 Amendment shall be deemed to modify or in any away affect those outstanding options or issuances. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

     G. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Section 12(g) Registration Date. All options outstanding under the Predecessor Plan on the Section 12(g) Registration Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

     H. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

     I. The Plan shall terminate upon the EARLIEST of (i) May 30, 2006, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.  AMENDMENT OF THE PLAN

     A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

     B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then
(i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.   USE OF PROCEEDS

     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.  REGULATORY APPROVALS

     A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

     B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX


     The  following definitions shall be in effect under the Plan:

     A. ASSOCIATE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     B. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

     C.   BOARD shall mean the Corporation's Board of Directors.


     D. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

               (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or
          (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

     E.   CODE shall mean the Internal Revenue Code of 1986, as amended.

     F.   COMMON STOCK shall mean the Corporation's common stock.

     G. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     H. CORPORATION shall mean E*TRADE Group, Inc. and any corporate successor to all or substantially all of the assets or voting stock of E*TRADE Group, Inc. which shall by appropriate action adopt the Plan.

     I. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

     J. DIRECTOR FEE OPTION GRANT PROGRAM shall mean the special stock option grant in effect for non-associate Board members under Article Six of the Plan.

     K. ELIGIBLE DIRECTOR shall mean a non-associate Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

     L. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

     M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the average of the high and low selling prices per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no average of the high and low selling prices per share for the Common Stock on the date in question, then the Fair Market Value shall be the average of the high and low selling prices per share on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the average of the high and low selling prices per of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the

          Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no average of the high and low selling prices per share for the Common Stock on the date in question, then the Fair Market Value shall be the average of the high and low selling prices per share on the last preceding date for which such quotation exists.

               (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

               (iv) For purposes of any option grants made prior to the Underwriting Date, the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

     N. HOSTILE TAKE-OVER shall mean a change in ownership of the Corporation effected through the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

     O. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

     P. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

               (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

               (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

     Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the

Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

     R.   1934 ACT shall mean the Securities Exchange Act of 1934, as amended.


     S. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     T. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Program.

     U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     V. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

     W. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-associate Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     X. PLAN shall mean the Corporation's 1996 Stock Incentive Plan, as set forth in this document.


     Y. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

     Z. PLAN EFFECTIVE DATE shall mean May 31, 1996, the date on which the Plan was adopted by the Board.

     AA. PREDECESSOR PLAN shall mean the Corporation's pre-existing 1993 Stock Option Plan (which is the successor to the 1983 Employee Incentive Stock Option
Plan) in effect immediately prior to the Plan Effective Date hereunder.

     BB. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-associate Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

     CC. SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the salary investment option grant program in effect under the Plan.


     DD. SECONDARY COMMITTEE shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

     EE. SECTION 12 REGISTRATION DATE shall mean the date on which the Common Stock was first registered under Section 12(g) of the 1934 Act.

     FF. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

     GG. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Associate, a non-associate member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

     HH. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

     II. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

     JJ. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

     KK. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     LL. TAKE-OVER PRICE shall mean the GREATER of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

     MM. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

     NN. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

     OO. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters who managed the initial public offering of the Common Stock.

     PP. UNDERWRITING DATE shall mean August 15, 1996, which is the date on which the Underwriting Agreement was executed and priced in connection with an initial public offering of the Common Stock.

COMMON STOCK AND SERIES A PREFERRED STOCK

                    PROXY FOR ANNUAL MEETING OF SHAREOWNERS
                               DECEMBER 21, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Christos M. Cotsakos, Theodore J. Theophilos and Leonard C. Purkis, and each or any of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of COMMON STOCK of E*TRADE Group, Inc., held of record by the undersigned on November 6, 2000 at the Annual Meeting of Shareowners of E*TRADE Group, Inc. to be held December 21, 2000, or at any adjournment thereof.

1.   Election of Directors.

                   01) Ronald D. Fisher 02) William E. Ford 03) George Hayter

           / /     FOR            / /     AGAINST        / /     FOR ALL EXCEPT

To withhold authority vote, mark "For All Except" and write the nominee's number on the line below.

-------------------------------

2. To approve a 14,923,512 share increase in the maximum number of shares of Common Stock reserved for issuance under the Company's 1996 Stock Incentive Plan.

           / /     FOR            / /     AGAINST        / /     ABSTAIN

3. To approve an additional amendment to the 1996 Stock Incentive Plan to automatically increase the number of shares reserved for issuance under the 1996 Plan in each of the four years beginning in 2002.

           / /     FOR           / /      AGAINST        / /     ABSTAIN

4. To approve an additional amendment to the 1996 Stock Incentive Plan to increase the annual maximum number of shares allowed to be granted to any one participant from 2,000,000 shares to 6,000,000 shares.

           / /     FOR            / /     AGAINST        / /     ABSTAIN

5.   To approve a new performance-based bonus plan.

           / /     FOR            / /     AGAINST        / /     ABSTAIN

6. To ratify the selection of Deloitte & Touche LLP as independent public accountants for the Company.

           / /     FOR            / /     AGAINST        / /     ABSTAIN

7. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2, 3, 4, 5 and 6. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IN THE ABSENCE OF CONTRARY INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2, 3, 4, 5 and 6.

PLEASE SIGN EXACTLY AS YOUR NAME(S) IS (ARE) SHOWN ON THE SHARE CERTIFICATE TO WHICH THE PROXY APPLIES. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN,

PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                          Dated: _____________________, 2000



                                          ----------------------------------
                                                   (Signature)

                                          ----------------------------------
                                          (Additional signature if held jointly)

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                               E*TRADE GROUP, INC.

                                INSTRUCTION CARD

                     VOTING DIRECTION GIVEN BY THE HOLDER OF
                  EXCHANGEABLE SHARES OF EGI CANADA CORPORATION
                    FOR THE DECEMBER 21, 2000 ANNUAL MEETING
                      OF SHAREOWNERS OF E*TRADE GROUP, INC.

     The undersigned, a holder of exchangeable shares (the "Exchangeable Shares") of EGI Canada Corporation ("ECC"), having read the Notice of Annual Meeting (the "Meeting") of shareowners of E*TRADE Group, Inc. ("EGI" or the "Company") to be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, at 10:00 a.m. local time on December 21, 2000, the Proxy Statement dated November 22, 2000, and the accompanying Notice to Holders of Exchangeable Shares, receipt of each of which is hereby acknowledged, does hereby instruct and direct Montreal Trust Company of Canada (the "Trustee") as trustee for the voting rights of holders of Exchangeable Shares pursuant to the provisions of the Voting and Exchange Trust Agreement (the "Agreement") dated August 28, 2000 among EGI, ECC and the Trustee, as follows:

                        (PLEASE SELECT ONE OF A, B OR C)

A. / / Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of EGI or otherwise, the undersigned's voting rights at the Meeting, or any postponement or adjournment thereof, as follows:

     (PLEASE COMPLETE THE FOLLOWING ONLY IF YOU HAVE SELECTED ALTERNATIVE A)

1.   Election of Directors

         01) Ronald D. Fisher     02) William E. Ford   03) George Hayter

               / /   FOR              / /  AGAINST          / /  FOR ALL EXCEPT

To withhold authority vote, mark "For All Except" and write the nominee's number on the line below.

-------------------------------

2. To approve a 14,923,512 share increase in the maximum number of shares of Common Stock reserved for issuance under the Company's 1996 Stock Incentive Plan.

               / /   FOR              / /  AGAINST          / /  ABSTAIN

3. To approve an additional amendment to the 1996 Stock Incentive Plan to automatically increase the number of shares reserved for issuance under the 1996 Stock Incentive Plan in each of the four years beginning in 2002.

               / /   FOR              / /  AGAINST          / /  ABSTAIN

4. To approve an additional amendment to the 1996 Stock Incentive Plan to increase the annual maximum number of shares allowed to be granted to any one participant from 2,000,000 shares to 6,000,000 shares.

               / /   FOR              / /  AGAINST          / /  ABSTAIN


5.   To approve a new performance-based bonus plan.

               / /   FOR              / /  AGAINST          / /  ABSTAIN

6. To ratify the selection of Deloitte & Touche LLP as independent public accountants for the Company for fiscal year 2001; and

               / /   FOR              / /  AGAINST          / /  ABSTAIN

          (IF YOU HAVE SELECTED ALTERNATIVE A, PLEASE GO DIRECTLY TO THE SIGNATURE LINE AT THE BOTTOM OF PAGE 3.)

--------------------------------------------------------------------------------

  B. / / Deliver a proxy to the undersigned at the Meeting, with respect to all Exchangeable Shares held by the undersigned on the record date for the Meeting so that the undersigned may execute personally the undersigned's voting rights at the meeting or any postponement or adjournment thereof.

          (IF YOU HAVE SELECTED ALTERNATIVE B, PLEASE GO DIRECTLY TO THE SIGNATURE LINE AT THE BOTTOM OF PAGE 3.)

--------------------------------------------------------------------------------

  C. / / Deliver a proxy to Christos M. Cotsakos, Theodore J. Theophilos and Leonard C. Purkis, and each or any of them, or in lieu of the foregoing, ---------------------------------, as the designee of the undersigned to attend and act for and on behalf of the undersigned at the Meeting, with respect to the Exchangeable Shares held by the undersigned on the record date for the Meeting with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the undersigned's voting rights at the Meeting or any postponement or adjournment thereof.

          (IF YOU HAVE SELECTED ALTERNATIVE C, PLEASE GO DIRECTLY TO THE SIGNATURE LINE AT THE BOTTOM OF THIS PAGE.)

THE BOARD OF DIRECTORS OF EGI RECOMMENDS A VOTE FOR PROPOSAL NUMBERS 1, 2, 3, 4, 5 AND 6. THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE.

PLEASE DATE AND SIGN EXACTLY AS YOUR NAME(S) IS (ARE) SHOWN ON THE SHARE CERTIFICATE TO WHICH THIS VOTING INSTRUCTION APPLIES. IF THIS VOTING INSTRUCTION IS NOT DATED, IT SHALL BE DEEMED TO BE DATED ON THE DAY WHICH IT WAS MAILED TO THE SHAREHOLDER. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Signature:                                       Date:
          -------------------------------------        -----------------------

Print Name:
          -------------------------------------        -----------------------

Signature:                                       Date:
          -------------------------------------        -----------------------

Print Name:
          -------------------------------------        -----------------------

VOTING INSTRUCTION CARDS MUST BE RECEIVED BY THE TRUSTEE, MONTREAL TRUST COMPANY OF CANADA, C/O IICC, 6250 KESTREL ROAD, MISSISSAUGA, ONTARIO LST 1Y9 PRIOR TO 5:00 PM (TORONTO TIME) ON TUESDAY, DECEMBER 19, 2000.

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.